UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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INDEPENDENT BANK CORPORATION
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Independent Bank Corporation

Proxy Statement and Notice of
2017 Annual Meeting of Shareholders

Independent Bank Corporation
4200 East Beltline, Grand Rapids, Michigan, 49525

March 10, 2017

Dear Fellow Shareholder,

It is our pleasure to invite you to attend the 2017 Annual Meeting of Shareholders of Independent Bank Corporation at 3:00 p.m., Eastern Time, on Tuesday, April 25, 2017. Once again, we will be conducting our Annual Meeting of Shareholders by means of remote communication via the Internet. To attend the meeting, please log on to the Internet at www.virtualshareholdermeeting.com/IBCP2017. At this site you will be able to vote electronically and submit questions during the meeting. You will need the 16-digit control number included with these proxy materials to attend the Annual Meeting of Shareholders.

We are also again providing proxy materials to our shareholders primarily through the Internet. We are pleased to use this process, which allows our shareholders to receive proxy materials in an expedited manner, while significantly lowering the costs of conducting our Annual Meeting. On or about March 10, 2017, we mailed to our shareholders of record (other than those who previously requested electronic delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our annual report online. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. The Notice of Internet Availability of Proxy Materials instructs you on how to electronically access and review all of the information contained in this proxy statement and the annual report, and it provides you with information on voting. The proxy materials available online include our 2017 proxy statement, our 2016 annual report, which summarizes Independent Bank Corporation’s 2016 results, and includes our 2016 consolidated financial statements.

Whether or not you plan to attend the Annual Meeting, please submit your proxy promptly so that your shares will be voted as you desire.

Sincerely,

William B. Kessel
President and Chief Executive Officer

PROXY STATEMENT

INDEPENDENT BANK CORPORATION
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
APRIL 25, 2017

Date:	April 25, 2017
Time:	3:00 p.m., Eastern Time
Virtual Meeting URL:	www.virtualshareholdermeeting.com/IBCP2017

We are holding the 2017 Independent Bank Corporation Annual Meeting of Shareholders for the following purposes:

1.	To elect three directors to serve three-year terms expiring in 2020;
2.	To ratify the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;
3.	To participate in an advisory (non-binding) vote to approve the compensation of our executives, as disclosed in this proxy statement;
4.	To consider and vote upon a proposal to amend our Long-Term Incentive Plan (the “LTIP”) to make an additional 400,000 shares of our common stock available for issuance under the LTIP; and
5.	To transact any other business that is properly submitted before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

The record date for the Annual Meeting is February 24, 2017 (the “Record Date”). Only shareholders of record at the close of business on the Record Date can vote at the Annual Meeting.

Under rules adopted by the Securities and Exchange Commission, we are furnishing proxy materials to our shareholders primarily via the Internet this year, instead of mailing printed copies of the proxy statement and annual report. Shareholders of record have been mailed a Notice of Internet Availability of Proxy Materials on or around March 10, 2017, which provides them with instructions on how to vote and how to electronically access the proxy materials on the Internet. It also provides them with instructions on how to request paper copies of these materials, should they so desire.

Independent Bank Corporation will have a list of shareholders who can vote at the Annual Meeting available for inspection by shareholders on the date of the Annual Meeting and, for 10 days prior to the Annual Meeting, during regular business hours at the offices of the Company – 4200 East Beltline, Grand Rapids, Michigan 49525.

Whether or not you plan to attend the Annual Meeting via the Internet and whether you own a few or many shares of stock, the Board of Directors urges you to vote promptly. Registered holders may vote through the Internet, by telephone or, once you receive (upon your request) a printed proxy card in the mail, by completing, dating, signing and returning the proxy card. You will find instructions for voting in the “Questions and Answers” section of the proxy statement.

By Order of the Board of Directors,

Robert N. Shuster
Executive Vice President, Chief Financial Officer and
   Corporate Secretary

March 10, 2017

Independent Bank Corporation
4200 East Beltline
Grand Rapids, Michigan 49525

2017 PROXY STATEMENT
QUESTIONS AND ANSWERS

The following is information regarding the meeting and the voting process, presented in a question and answer format.

What is a proxy?

A proxy is your authorization for someone else to vote for you in the way that you want to vote and allows you to be represented at our Annual Meeting if you are unable to attend the meeting via the Internet. When you complete and submit a proxy card, use the automated telephone voting system or the Internet voting system, you are submitting a proxy. The Board of Directors of Independent Bank Corporation is soliciting this proxy. As used in this proxy statement, the terms “the Company,” “we,” “our” and “us” all refer to Independent Bank Corporation and its subsidiaries.

What is a proxy statement?

A proxy statement is a document the United States Securities and Exchange Commission (“SEC”) requires to explain the matters on which you are asked to vote on by proxy and to disclose certain related information. This proxy statement was first made available to our shareholders on or about March 10, 2017.

Why am I receiving my proxy materials electronically instead of receiving paper copies through the mail?

Under rules adopted by the SEC, we are furnishing proxy materials to our shareholders primarily via the Internet, instead of mailing printed copies of the proxy statement and annual report. In addition to reducing the amount of paper used in producing these materials, this method lowers the costs associated with mailing the proxy materials to shareholders.

On or about March 10, 2017, we mailed to our shareholders of record (other than those who previously requested electronic delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our annual report online. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials in the mail. The Notice of Internet Availability of Proxy Materials instructs you on how to electronically access and review all of the information contained in this proxy statement and the annual report, and it provides you with information on voting.

If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a paper copy of our proxy materials, follow the instructions contained in the Notice of Internet Availability of Proxy Materials about how you may request to receive your materials in printed form on a one-time or ongoing basis.

Where is this year’s proxy statement available electronically?

You may view this proxy statement and the 2016 annual report electronically by going to www.proxyvote.com.

Who can vote?

Only record holders of Independent Bank Corporation common stock at the close of business on February 24, 2017, the Record Date, can vote at the Annual Meeting. Each shareholder of record has one vote, for each share of common stock owned, on each matter presented for a vote at the Annual Meeting.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank or other nominee, then the brokerage firm, bank or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank or other nominee how to vote their shares. See “How can I vote?” below.

How can I vote?

If your shares are held in “street name,” follow the instructions provided by your bank, broker, or other nominee. If your shares are held in your name, you can vote in one of four ways:

•	Via Internet before the Annual Meeting: Go to www.proxyvote.com and follow the instructions. You may do this at your convenience, 24 hours a day, 7 days a week. You will need to have your proxy card or Notice of Internet Availability of Proxy Materials in hand. The deadline for Internet voting is 11:59 p.m., Eastern Time, April 24, 2017.
•	By Telephone: Call toll-free 1-800-690-6903 and follow the instructions. You may do this at your convenience, 24 hours a day, 7 days a week. You will need to have your proxy card or Notice of Internet Availability of Proxy Materials in hand. The deadline for voting by phone is 11:59 p.m., Eastern Time, April 24, 2017.
•	In Writing: Complete, sign, date, and return the proxy card in the return envelope provided with your proxy card.
•	At the Annual Meeting: To attend the meeting virtually and cast your vote, please log on to the Internet at www.virtualshareholdermeeting.com/IBCP2017. At this site you will be able to vote electronically and submit questions during the meeting.

If you submit a proxy to the Company before the Annual Meeting, whether by proxy card, by telephone or by Internet, the persons named as proxies will vote your shares as you direct. If no instructions are specified, the proxy will be voted for three directors nominated by the Board of Directors; for the ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017; for the non-binding, advisory proposal to approve executive compensation; and for the amendment to add an additional 400,000 shares to our LTIP.

Can I revoke my proxy?

You may revoke a proxy at any time before the proxy is exercised by:

(1)	delivering written notice of revocation to the Corporate Secretary of Independent Bank Corporation, 4200 East Beltline, Grand Rapids, Michigan 49525;
(2)	submitting another properly completed proxy card that is later dated;
(3)	voting by telephone at a subsequent time;
(4)	voting by the Internet at a subsequent time; or
(5)	voting at the Annual Meeting.

If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your brokerage firm, bank or other nominee. Your brokerage firm, bank or other nominee should have enclosed or otherwise provided a voting instruction card for you to use in directing the brokerage firm, bank or other nominee how to vote your shares.

How many votes do we need to hold the Annual Meeting?

In order to carry on the business of the meeting, we must have a quorum. This means that at least a majority of the shares that are outstanding and entitled to vote as of the Record Date must be present in person or by proxy.

Shares are counted as present at the meeting if the shareholder either:

•	has properly submitted a signed proxy card or other form of proxy (through the telephone or Internet); or
•	is present at the Annual Meeting and votes electronically at the meeting.

On the Record Date, there were 21,446,919 shares of common stock issued and outstanding. Therefore, at least 10,723,460 shares need to be present at the Annual Meeting.

What matters will be voted on at the meeting?

You are being asked to vote on: (i) the election of three directors to serve three-year terms expiring in 2020; (ii) the ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; (iii) a non-binding advisory proposal on the compensation of our named executives, otherwise known as a “say-on-pay” proposal; and (iv) a proposal to add 400,000 additional shares to the LTIP . These matters are more fully described in this proxy statement.

How many votes are needed for each proposal?

A majority of votes cast at the meeting will approve each matter that arises at the Annual Meeting. Under the Company’s recently adopted majority vote standard for the election of directors (described in more detail below), in order to be elected, a nominee must receive a greater number of votes cast “for” his or her election than the number of votes cast “against.” Because the say-on-pay vote is advisory, it will not be binding upon the Board of Directors or the compensation committee.

Also, please remember that the election of directors, the say-on-pay vote, and the LTIP amendment vote are each considered non-routine matters. Consequently, if your shares are held by a broker or other fiduciary, it cannot vote your shares on these matters unless it has received voting instructions from you.

Abstentions and broker non-votes, if any, will not be counted as votes cast but will count for purposes of determining whether or not a quorum is present. So long as a quorum is present, abstentions and broker non-votes will have no effect on any of the matters presented for a vote at the Annual Meeting.

What happens if a nominee is unable to stand for re-election?

The Board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee. Proxies cannot be voted for more than three nominees. We have no reason to believe any nominee will be unable to stand for re-election.

What options do I have in voting on each of the proposals?

You may vote “for,” “against,” or “abstain” on each proposal properly brought before the meeting.

Will the Annual Meeting be webcast?

Yes. You may attend the meeting by logging on to the Internet at www.virtualshareholdermeeting.com/IBCP2017. At this site you will be able to vote electronically and submit questions during the meeting. You will need the 16-digit control number included with these proxy materials to attend the Annual Meeting of Shareholders. The audio broadcast of this meeting will be archived on that website for at least 120 days. An in person annual meeting will not be held.

Where do I find the voting results of the meeting?

If available, we will announce voting results at the Annual Meeting. The voting results will also be disclosed on a Form 8-K that we will file with the SEC within four business days after the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 25, 2017

This proxy statement along with our annual report is available at: www.proxyvote.com.

A copy of Independent Bank Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC, may be obtained without charge upon written request to the Chief Financial Officer, Independent Bank Corporation, 4200 East Beltline, Grand Rapids, Michigan 49525.

VOTING SECURITIES AND RECORD DATE

As of February 24, 2017, the Record Date for the Annual Meeting, we had issued and outstanding 21,446,919 shares of common stock. Shareholders are entitled to one vote for each share of our common stock registered in their names at the close of business on the Record Date. Votes cast at the meeting and submitted by proxy are counted by the inspectors of the meeting, who are appointed by us.

As of February 24, 2017, no person was known by us to be the beneficial owner of 5% or more of our common stock, except as follows:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Outstanding
BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10055	1,557,366	7.26%

EJF Capital, LLC(2) 2107 Wilson Boulevard Arlington, VA 22201	1,450,000	6.76%
(1)	Based on information set forth in Schedule 13G filed with the SEC on January 24, 2017 by BlackRock, Inc. (“BlackRock”). The Schedule 13G reports that the shares of common stock listed above are held of record by clients of BlackRock, in its capacity as investment adviser.
(2)	Based on information set forth in Form 13F filed with the SEC on February 14, 2017 by EJF Capital, LLC (“EJF”).

PROPOSAL I SUBMITTED FOR YOUR VOTE – ELECTION OF DIRECTORS

Our Amended and Restated Articles of Incorporation provide that our Board be divided into three classes of nearly equal size, with the classes to hold office for staggered terms of three years each. Our Bylaws permit our Board of Directors to establish the size of our Board. Our current Board has fixed the size of our Board at ten members. Stephen L. Gulis, Jr., Terry L. Haske and William B. Kessel are nominees to serve three-year terms expiring in 2020. All of the nominees are incumbent directors previously elected by our shareholders.

The proxies cannot be voted for a greater number of persons than the number of nominees named. The persons named as proxy holders in the accompanying proxy will vote for the above named nominees unless a shareholder directs otherwise. In the event that any nominee is unable to serve, which is not now contemplated, our Board may designate a substitute nominee. The proxy holders, to the extent they have been granted authority to vote in the election of directors, may or may not vote for a substitute nominee.

The vote required for the election of a director shall, except in a contested election, be the affirmative vote of a majority of the votes cast in the election of a nominee. A “majority of the votes cast” shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election, with “abstentions” and “broker non-votes” not counted as votes cast either “for” or “against” that director’s election. In a contested election, directors are elected by a plurality of the votes cast at a meeting of shareholders. An election is considered contested if there are more nominees for election than positions on the Board of Directors to be filled by election at that meeting.

In any non-contested election of directors, any director nominee who receives a greater number of votes cast against his or her election than in favor of his or her election is required to immediately tender his or her resignation to the Board. The Nominating and Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation or whether other action should be taken. The Board will act on the Committee’s recommendation and publicly disclose its decision within 90 days from the date of the certification of the election results for that meeting.

In addition to the nominees for director, each director whose term will continue after the meeting is named in the following table. Each nominee and director owned beneficially, directly or indirectly, the number of shares of common stock set forth opposite their respective names. The stock ownership information and the information relating to each nominee’s and director’s age, principal occupation or employment for the past five years has been furnished to us as of February 24, 2017, by the respective nominees and directors.

The Board of Directors recommends a vote FOR the election of each of the three nominees.

	Amount and Nature of Beneficial Ownership(1)		Percent of Outstanding	Beneficial Ownership (and percent) Including Certain Deferred Shares(2)
Nominees for three-year terms expiring in 2020
Stephen L. Gulis, Jr. (age 59)	—		—	46,277
Mr. Gulis retired in 2008 as the Executive Vice President and President of Wolverine Worldwide Global Operations Group. He served as Executive Vice President, CFO and Treasurer of Wolverine Worldwide prior to his appointment as President, Global Operations. He became a director of Independent Bank Corporation in 2004. Mr. Gulis’ prior experience as a chief financial officer of a major corporation is an important skill set to have on the Board. In addition, his prior experience with a corporation that is subject to the reporting requirements of the Securities Exchange Act of 1934 is important to the Board.
				(.22%)
Terry L. Haske (age 68)	33,179.15			60,250
Mr. Haske is a CPA and a retired Principal with Anderson, Tuckey, Bernhardt & Doran, P.C. since 2008. Prior to 2008 he was the President of Ricker & Haske, CPAs, and P.C. He became a director of Independent Bank Corporation in 1996. Mr. Haske’s experience and qualifications as a CPA, as well as his prior service as a director of the Company and as a director of other banking institutions, makes his service to the Board particularly important.				(.28%)
William B. Kessel (age 52)	114,408	(3)	.53	114,408
Mr. Kessel serves as President and CEO of Independent Bank Corporation and Independent Bank. He became a director of Independent Bank Corporation on January 1, 2013. Prior to his appointment as CEO as of January 1, 2013, Mr. Kessel served as President since April 1, 2011, and as Chief Operating Officer from 2007 to 2011. He also served as President of Independent Bank (prior to the consolidation of our four bank charters) from 2004 to 2007. Prior to joining Independent Bank Corporation in 1994, Mr. Kessel worked for a regional certified public accounting firm in their financial institutions group. Mr. Kessel has over 29 years of service in the financial services industry. His positions with the Company and those experiences make him a particularly important component of the Board.
				(.53%)

	Amount and Nature of Beneficial Ownership(1)		Percent of Outstanding	Beneficial Ownership (and percent) Including Certain Deferred Shares(2)
Directors whose terms expire in 2018
Christina L. Keller (age 35)	328.00			328
Ms. Keller was appointed to the Board on December 16, 2016. Since August 2016, Ms. Keller has served as the President of the Cascade Business Team (CBT) of Cascade Engineering (CE). CBT consists of four of CE’s nine business units. CE is a global manufacturing company based in Grand Rapids, Michigan. Prior to becoming President of CBT, Ms. Keller served in a variety of roles at CE since 2009. Her role as an executive of a global manufacturing company and her leadership skills provide an important resource to the Board and management.				(.00%)
Michael M. Magee, Jr. (age 60)	53,182.25			53,182
Mr. Magee is the Chairman of the Board of Directors. Prior to January 1, 2013, Mr. Magee was the Chief Executive Officer of Independent Bank Corporation since January 1, 2005, Executive Vice President and Chief Operating Officer since 2004 and prior to that he served as President and Chief Executive Officer of Independent Bank since 1993. He became a director of Independent Bank Corporation in 2005. Mr. Magee has over 33 years of service in the financial services industry and served as our Chief Executive Officer for 8 years. That position and those experiences make him a particularly important component of the Board, and his prior roles with the Company allow him to be particularly effective as Chairman of the Board.
				(.25%)
James E. McCarty (age 69)	22,413.10			56,761
Mr. McCarty became a director of Independent Bank Corporation in 2002 and currently serves as the lead independent director of the Board. He is the retired President of McCarty Communications (commercial printing). Mr. McCarty’s prior experience in a corporate leadership position and prior service as a director of a financial institution makes his service to the Board important.				(.26%)
Matthew J. Missad (age 56)	15,424	(4)	.07	19,441
Mr. Missad has been a member of our board since October 28, 2014. Mr. Missad is the Chief Executive Officer of Universal Forest Products, Inc. (“UFP”), a position he has held since July, 2011. UFP is a $3 billion (revenue) supplier of wood, wood composite and other products to the retail, construction and industrial markets throughout North America. From 1996 to 2011, Mr. Missad served as Executive Vice President, General Counsel and Secretary of UFP. He also serves as a director of UFP. In the fall of 2015, Mr. Missad was listed in Fortune Magazine’s “Top 50 Corporate Leaders”. Mr. Missad’s experience as the chief executive officer of a publicly-held corporation, as well as a director of that corporation, provides a unique resource to the Board and management.
				(.09%)

	Amount and Nature of Beneficial Ownership(1)	Percent of Outstanding	Beneficial Ownership (and percent) Including Certain Deferred Shares(2)
Directors whose terms expire in 2019
William J. Boer (age 61)	27,899.13		27,899
Mr. Boer is President and Founder of Grey Dunes, an independent family office advisory firm in Grand Rapids, Michigan. He was appointed as a director of Independent Bank Corporation in 2012 and was elected as a director by our shareholders in 2013. From 1995 to 2005, Mr. Boer served as Vice President and Chief Operating Officer of RDV Corporation, the family office of the Richard M. DeVos family. Prior to joining RDV Corporation in 1995, Mr. Boer was President of Michigan National Bank, Grand Rapids, and from 1987 to 1993 was Vice President for Administration and Finance at Calvin College. Mr. Boer’s past banking experience, his investment advisory expertise, and his broad experience in executive leadership roles within a number of industries provides important skill sets to our Board.
			(.13%)
Joan A. Budden (age 55)	6,513.03		10,603
Ms. Budden has been a director since July 2015. She was named President & CEO of Priority Health in January 2016, one of Michigan’s largest health plans with over $3 billion in revenue. Ms. Budden accepted the position having served as Chief Marketing Officer for Priority Health since 2009. Ms. Budden’s responsibilities as Chief Marketing Officer included leading strategic positioning and profitable growth for Priority Health’s individual, group commercial and government markets. Ms. Budden has more than 25 years of health insurance experience. She has held a number of leadership and executive management positions in the health insurance industry that include leading the individual consumer division, project management office and corporate strategy departments for Blue Cross Blue Shield of Michigan prior to joining Priority Health. Ms. Budden’s experience in a highly competitive and regulated industry that is undergoing significant change as well as her marketing expertise and leadership skills make her an important part of the Board.
			(.05%)
Charles C. Van Loan (age 69)	86,972.41		86,972
Mr. Van Loan served as President and CEO of Independent Bank Corporation from 1993 until 2004 and as Executive Chairman during 2005. He retired on December 31, 2005. He first became a director in 1992. Mr. Van Loan has 38 years of experience in the financial services industry. Mr. Van Loan served as the Company’s CEO for over 10 years, which makes his input useful to the Board.			(.41%)
(1)	Except as described in the following notes, each nominee or incumbent director owns the shares directly and has sole voting and investment power or shares voting and investment power with his or her spouse under joint ownership. The table includes shares of common stock that are issuable under options exercisable within 60 days.
(2)	Certain of our directors have made elections to defer fees they received or will receive for service as a director and to have such fees paid to them in shares of our common stock after their retirement from the Board. These elections were made pursuant to the terms of the Deferred Compensation and Stock Purchase Plan for Non-employee Directors described under “Director Compensation” below. Until such shares are issued to the director, the director does not have the right to vote or sell the shares, so the shares are not deemed “beneficially owned” by the director for purposes of this table. However, because these shares represent a material portion of certain directors’ investment in the Company, we are presenting them in this additional column. As of February 24, 2017, a total of 118,374 of our outstanding shares of common stock have been issued to, and are being held by, a trust to be issued to directors pursuant to the foregoing plan.

(3)	Includes 4,689 shares allocated to Mr. Kessel’s account in the Independent Bank Corporation Employee Stock Ownership Plan (“ESOP”).
(4)	Includes 11,098 shares held in a foundation that Mr. Missad has voting and investment power over.

SECURITIES OWNERSHIP OF MANAGEMENT

The following table sets forth the beneficial ownership of our common stock by our “Named Executives” (listed in the Summary Compensation Table below) and by all our directors and executive officers as a group as of February 24, 2017.

Name	Amount and Nature of Beneficial Ownership(1)(2)		Percent of Outstanding
William B. Kessel	114,408.53
Robert N. Shuster	181,752	(3)	.85
Mark L. Collins	77,035.36
Stefanie M. Kimball	59,379.28
David C. Reglin	81,920.38
All executive officers and directors as a group (consisting of 16 persons)	1,227,814	(4)	5.72
(1)	In addition to shares held directly or under joint ownership with their spouses, beneficial ownership includes shares that are issuable under options exercisable within 60 days, and shares that are allocated to their accounts as participants in the ESOP.
(2)	Does not include shares that may be issued pursuant to performance unit shares granted to each Named Executive in January 2015, 2016 and 2017, as described under “Executive Compensation” below.
(3)	Includes 118,374 shares of our outstanding common stock being held in trust for issuance to directors pursuant to our Deferred Compensation and Stock Purchase Plan for Non-employee Directors. See footnote (2) on page 11 above. As co-trustee, Mr. Shuster shares voting and investment power over these shares and is therefore deemed to beneficially own these shares for purposes of this table. He has no pecuniary interest in the shares.
(4)	Beneficial ownership is disclaimed as to 408,738 shares, all of which are held in the ESOP for employees other than executive officers.

CORPORATE GOVERNANCE AND BOARD MATTERS

CORPORATE GOVERNANCE PRINCIPLES

For many years, our Board of Directors has been committed to sound and effective corporate governance practices. The Board has documented those practices in our Corporate Governance Principles. These principles address director qualifications, periodic performance evaluations, stock ownership guidelines and other corporate governance matters. Under those principles, a majority of the members of our Board must qualify as independent under the rules established by the NASDAQ stock market on which our stock trades. Our principles also require the Board to have an audit committee, compensation committee and a nominating and corporate governance committee, and that each member of those committees qualifies as independent under the NASDAQ rules. Our Corporate Governance Principles, as well as the charters of each of the foregoing committees, are available for review on our website at www.IndependentBank.com under the “Investor Relations” tab.

CODE OF BUSINESS CONDUCT AND ETHICS AND CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS

Our Board has also adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors. In addition, the Board has adopted a Code of Ethics for Senior Financial Officers, which includes our principal executive officer, principal financial officer and controller. Each of these codes is posted on our website and can also be obtained free of charge through our Corporate Secretary at 4200 East Beltline, Grand Rapids, Michigan 49525. Any changes to or waivers of either code for our CEO or senior financial officers will be disclosed on our website.

DETERMINATION OF INDEPENDENCE OF BOARD MEMBERS

As required by our Corporate Governance Principles, our Board has determined that each of the following directors qualifies as an “Independent Director”, as such term is defined in The NASDAQ Stock Market Listing Rule 5605(a)(2): William J. Boer, Joan A. Budden, Stephen L. Gulis, Terry L. Haske, Christina L. Keller, Matthew J. Missad, James E. McCarty, and Charles C. Van Loan. Our Board has also determined that each member of the three committees of the Board meets the independence requirements applicable to those committees as prescribed by the NASDAQ listing requirements, and, as to the audit committee, under applicable SEC rules. There are no family relationships between or among our directors, nominees or executive officers.

MEETING ATTENDANCE

Each of our directors is expected to attend all meetings of the Board, applicable committee meetings, and our Annual Meeting of Shareholders. All of our directors (who were on the Board at the time) attended our 2016 annual shareholders meeting. During 2016, the Board held eight meetings; each director (who was on the Board at the time) attended at least 75% of the aggregate number of meetings of our Board and Board committees on which they served.

BOARD COMMITTEES AND FUNCTIONS

Our Board of Directors has three standing committees: audit, compensation and nominating and corporate governance. Copies of the charters of each of these committees are available on our Website at www.IndependentBank.com.

Our audit committee, which met on eight occasions in 2016, consists of directors Gulis (Chairman), Haske and Van Loan. Our Board has determined that Mr. Gulis qualifies as the “Audit Committee Financial Expert,” as that term is defined in SEC rules. The primary purpose of the audit committee is to assist the Board in overseeing (1) the quality and integrity of our accounting, auditing and reporting practices, (2) the performance of our internal audit function and independent auditor, and (3) our disclosure controls and system of internal controls regarding finance, accounting, legal compliance, and ethics that management and our Board have established.

Our compensation committee, which met on five occasions in 2016, consists of directors McCarty (Chairman), Budden, Van Loan and Keller. This committee reviews and makes recommendations to the Board on executive compensation matters, including any benefits to be paid to our executives and officers. At the beginning of each year, our compensation committee meets to review our CEO’s performance against the Company’s goals and objectives for the preceding year and also to review and approve the corporate goals and objectives that relate to CEO compensation for the forthcoming year. This committee also evaluates the CEO and other key executives’ compensation against (1) pre-established, measurable performance goals and budgets, (2) generally comparable groups of executives, and (3) external market trends. Following this review, this committee recommends to the full Board the annual base salary, annual incentive compensation, total compensation and benefits for our CEO. This committee is also responsible for approving equity-based compensation awards under our Long-Term Incentive Plan. Base salaries of executive officers, other than our CEO, are established by our CEO.

This committee is also responsible to recommend to the full Board the amount and form of compensation payable to directors. From time to time, the committee relies upon third party consulting firms to assist the committee in its oversight of the Company’s executive compensation policy and our Board compensation. This is discussed in more detail in the “Compensation Discussion and Analysis” included in this proxy statement.

Our nominating and corporate governance committee, which met on two occasions in 2016, consists of directors Boer (Chairman), Gulis, and Missad. This committee is responsible for making recommendations on the qualification and standards to serve on our Board, identifying Board candidates and monitoring our corporate governance standards. In view of the recent (two directors in 2015) and pending (directors James E. McCarty and Charles C. Van Loan both reach age 70 during 2017, which is our mandatory retirement age for a director) retirements of Company Board members, as well as the age and tenure of certain other members of the Board, the committee has been active in seeking and evaluating qualified candidates to serve on the Board. This effort led to the recent appointment of

Christina L. Keller to the Board in 2016 and of Ms. Budden and Mr. Missad to the Board in 2015 and 2014, respectively. Ms. Keller, Ms. Budden and Mr. Missad were all recommended by a number of sources, including non-management directors and management.

Our Amended and Restated Articles of Incorporation contain certain procedural requirements applicable to shareholder nominations of directors. Shareholders may nominate a person to serve as a director if they provide written notice to us not later than 60 and no more than 90 days prior to the first anniversary date of the preceding year’s annual meeting. The notice must include (1) name and address of the shareholder who intends to make the nomination and of the person or persons nominated, (2) a representation that the shareholder is a current record holder and will continue to hold those shares through the date of the meeting and intends to appear in person or by proxy at the meeting, (3) a description of all arrangements between the shareholder and each nominee, (4) the information regarding each nominee as would be required to be included in a proxy statement filed under Regulation 14A of the Securities Exchange Act of 1934 had the nominee been nominated by the Board of Directors, and (5) the consent of each nominee to serve as director. Our nominating and corporate governance committee does not currently utilize the services of any third party search firm to assist in the identification or evaluation of Board member candidates. However, this committee may use the services of such a firm in the future if it deems it necessary or appropriate.

The nominating and corporate governance committee has not established specific, minimum qualifications for director nominees. Our Corporate Governance Principles mandate that directors possess the requisite background and experience to make a strong, positive contribution to Independent Bank Corporation and our shareholders. This committee is responsible for reviewing the qualifications and independence of the members of the Board. This assessment includes a consideration of the skills, experience and diversity of the prospective candidates. In light of these general requirements, this committee reviews the suitability of each person nominated to our Board. These same standards and suitability requirements are applicable to all director nominees, regardless of the party making the director nomination. While the Board does not have a formal policy regarding the consideration of nominee diversity, this committee does consider diversity in its identification of director candidates. Diversity in business, industry and professional experience, education, and training, as well as an individual’s general background, benefits our Company by increasing the range of skills and perspectives of our Board and enhances its ability to govern the affairs of the Company.

The nominating and corporate governance committee has not received any recommended director nominations from any of our shareholders in connection with our 2017 Annual Meeting. All of the nominees that are standing for election as directors at the 2017 Annual Meeting are incumbent directors that were previously elected by our shareholders.

MAJORITY VOTING

On January 24, 2017 our Board of Directors approved an amendment to our Bylaws to provide for majority voting for the election of directors. This majority voting standard is described above under “Proposal I Submitted for Your Vote – Election of Directors.”

LEADERSHIP STRUCTURE AND THE BOARD’S ROLE IN RISK OVERSIGHT

As a general matter, our Board has separated the positions of the Company’s Chief Executive Officer and Chairman of the Board. Mr. Kessel serves as our CEO and Mr. Magee serves as Chairman of the Board. In addition to this structure, the Board regularly meets in executive session, without the presence of management. The Board may also meet without the presence of any directors who are not considered independent directors. Because Mr. Magee does not qualify as an independent director under NASDAQ rules, Mr. McCarty has been appointed as the lead independent director of the Board to lead discussions of Board sessions involving only independent directors.

Our Board oversees the Company’s risk management, satisfying itself that our risk management practices are consistent with our corporate strategy and are functioning appropriately. While a degree of risk is inherent in any business activity, our Board strives to ensure that risk management is incorporated into the Company’s culture, and to foster risk-aware and risk-adjusted decision-making throughout the organization. Our risk management processes bring to the Board’s attention our most material risks and permit the Board to understand and evaluate how those risks interrelate and how management addresses them.

Our Board performs its risk oversight function in several ways. The Board establishes standards for risk management by approving policies that address and mitigate the Company’s most material risks. These include policies addressing credit risk, interest rate risk, capital risk, and liquidity risk, as well as Bank Secrecy Act/Anti-Money Laundering compliance. The Board also monitors, reviews, and reacts to our risks through various reports presented by management, internal and external auditors, and regulatory examiners.

The Board conducts certain risk oversight activities through its committees with direct oversight over specific functional areas. Our audit committee’s risk oversight functions include:

•	Approving the independent auditor and its annual audit plan, as well as our Internal Audit Department annual plan; and
•	Receiving periodic reports from our independent auditors and our Internal Audit Department.

Our compensation committee most closely monitors the risks to which our compensation policies and practices could subject us. In performing these functions, this committee considers input from the Company’s senior risk officers and outside legal counsel. For 2016 compensation, this Committee reviewed the incentive plans for the Company to determine whether those plans subject us to unnecessary or excessive risk or motivate staff members to manipulate the Company’s earnings. In conducting its review, this committee considered asset quality, asset valuations, oversight and treatment of certain non-performing assets and introduction of new products and services. As a result of that evaluation and an analysis of how the plans operate in practice, this committee concluded that our incentive plans do not subject the Company to unnecessary or excessive risk or motivate staff members to manipulate the Company’s earnings.

Our nominating and corporate governance committee’s role in risk oversight includes recommending director candidates with appropriate experience and skills who will set the proper tone for the Company’s risk profile and provide competent oversight over our material risks.

Our Board does not have a separate risk committee, but instead believes that the entire Board is responsible for overseeing the Company’s risk management. The Board helps ensure that management is properly focused on risk by, among other things, reviewing and discussing the performance of senior management and business lines leaders and conducting succession planning for key leadership positions at the Company. In July 2012, the Board appointed Stefanie Kimball to a new position of Chief Risk Officer. Ms. Kimball is charged with overseeing the Company’s risk management function and, in this capacity, works closely with the Company’s internal audit department. In addition to regular reports from each of the Board’s committees, our Board receives regular reports from the Chief Risk Officer as well as other members of the Company’s management on the Company’s most material risks and the degree of its exposure to those risks. These include reports on the Company’s credit risk, interest rate risk, capital risk, liquidity risk and contingency planning.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

The Board of Directors has implemented a process by which a shareholder may send written communications to the Board’s attention. Any shareholder desiring to communicate with the Board or one or more of our directors may send a letter addressed to the Company’s Corporate Secretary at 4200 East Beltline, Grand Rapids, Michigan 49525. The Secretary has been directed to promptly forward all communications to the full Board or the specific director indicated in the letter.

REPORT OF OUR AUDIT COMMITTEE

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Our audit committee has met with management and the independent auditors to review and discuss our audited consolidated financial statements as of and for the year ended December 31, 2016.

Our audit committee obtained from our independent auditors the written disclosures and the letter required by applicable provisions of the Public Company Accounting Oversight Board regarding their independence. Our audit committee has also discussed with our auditors any relationships that may impact their objectivity and independence and satisfied itself as to our auditors’ independence.

Our audit committee has reviewed and discussed with our independent auditors all communications required by generally accepted auditing standards, including those described in Auditing Standard No. 16, as amended, and adopted by the Public Company Accounting Oversight Board. Our audit committee also discussed, with and without management present, the results of our independent auditors’ examination of our consolidated financial statements.

Based on the reviews and discussions referred to above, the audit committee has recommended to our Board of Directors that the consolidated financial statements referred to above be included in our Annual Report on Form 10-K for the year ended December 31, 2016.

Stephen L. Gulis, Jr.
Terry L. Haske
Charles C. Van Loan

DISCLOSURE OF FEES PAID
TO OUR INDEPENDENT
AUDITORS

Crowe Horwath LLP (“Crowe”) has been the Company’s independent auditors since 2005. Under its charter, the audit committee is solely responsible for selecting and reviewing the qualifications of the Company’s independent auditors.

The following sets forth the fees paid to our independent auditors for the last two fiscal years:

	Year Ended December 31,
	2016	2015
Audit fees	$348,000	$338,000
Audit related fees(1)	32,500	35,000
Tax fees(2)	60,000	68,885
All other fees	7,500	7,500
Total	$448,000	$449,385
(1)	Consists of fees for an audit required under a Housing and Urban Development (“HUD”) loan program and additional fees due to audit requirements related to our Ginnie Mae seller-servicer activities.
(2)	Consists of fees related to the preparation of corporate tax returns and amounts for tax advice and tax planning services.

PRE-APPROVAL POLICY

Our audit committee has established a pre-approval policy for procedures for audit, audit related and tax services that can be performed by our independent auditors. For 2016 and 2015, all of these fees were pre-approved by the audit committee under that policy. Subject to certain limitations, the authority to grant pre-approvals may be delegated to one or more members of the audit committee. A copy of this policy is available on our Website at www.IndependentBank.com.

PROPOSAL II SUBMITTED FOR YOUR VOTE — RATIFICATION OF THE
APPOINTMENT OF INDEPENDENT AUDITORS

The audit committee has selected Crowe as independent auditors for the Company for the fiscal year ending December 31, 2017. The services provided to the Company and our subsidiaries by Crowe for 2016 and 2015 are described above under the caption “Disclosure of Fees Paid to our Independent Auditors.”

We are asking our shareholders to ratify the selection of Crowe as our independent auditors. Although ratification is not legally required, the Board is submitting the selection of Crowe to our shareholders for ratification as a matter of good corporate governance.

If our shareholders do not ratify the appointment, the appointment will be reconsidered by the audit committee and the Board. Even if the selection is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and our shareholders.

The affirmative vote of a majority of the Company’s common stock cast at the Annual Meeting, by person or by proxy, is required for approval. Broker non-votes and abstentions will not be treated as votes cast on the proposal. Unless otherwise directed by marking the accompanying proxy, the proxy holders will vote FOR the approval of this proposal.

The Board of Directors recommends a vote FOR this
proposal to ratify the appointment of Crowe as our independent auditors.

PROPOSAL III SUBMITTED FOR YOUR VOTE —
ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

Consistent with our Board’s recommendation, and as approved by our shareholders, we allow our shareholders the opportunity to vote, on an advisory and annual basis, on the compensation of our Named Executives. This vote proposal is commonly known as a “say-on-pay” proposal and gives our shareholders the opportunity to endorse or not endorse our executive pay program. You are encouraged to read the full details of our executive compensation program, including our primary objectives in setting executive pay, under “Executive Compensation” below.

The shareholders will be asked to approve the following resolution at the Annual Meeting:

RESOLVED, that the shareholders of Independent Bank Corporation approve the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and any related material disclosed in the Company’s proxy statement for its 2017 Annual Meeting of Shareholders.

The advisory vote on executive compensation was last conducted at our Annual Meeting of Shareholders in 2016, based on the disclosure of our executive compensation in the proxy statement for that meeting. Of the shares of common stock represented at that meeting in person or by proxy and excluding broker non-votes, approximately 98.0% of the shares voted to approve the resolution, 1.3% voted against the resolution, and 0.7% abstained. Our Board considered the results of this vote to be generally supportive of the Company’s compensation policies and programs and did not make any material changes to our policies or programs as a result of that vote. This is an advisory vote only and neither the Company nor its Board of Directors will be bound to take action based upon the outcome of this vote. The compensation committee of our Board will consider the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors recommends a vote FOR this proposal to approve the resolution approving the compensation of our executives on an advisory basis.

PROPOSAL IV SUBMITTED FOR YOUR VOTE —
ADMENDMENT TO OUR LONG-TERM INCENTIVE PLAN
TO AUTHORIZE THE ISSUANCE OF UP TO
400,000 ADDITIONAL SHARES OF OUR COMMON STOCK

In 2002, the Board of Directors adopted, and our shareholders approved, the Independent Bank Corporation Long-Term Incentive Plan (the “LTIP”). The LTIP, which was subsequently amended to extend its duration until April 1, 2022, provides for the grant of a variety of equity-based awards, described in more detail below, such as stock options, including incentive stock options as defined in Section 422 of the Internal Revenue Code, as amended (the “Code”), stock appreciation rights, restricted stock, performance shares, and other stock-based awards.

The Plan is intended to promote the long-term success of the Company for the benefit of our shareholders through stock-based compensation, by aligning the personal interests of Plan participants with those of our shareholders. The Plan is designed to allow selected Plan participants to participate financially in our future, as well as to enable us to attract, retain, and reward those individuals.

As of February 24, 2017, there were 88,266 shares of common stock available for the grant of future awards under the Plan. Our Board of Directors has approved an amendment to the Plan, subject to shareholder approval, to make an additional 400,000 shares available for issuance under the Plan. At the Annual Meeting, our shareholders are being requested to consider and approve this amendment. The following paragraphs summarize the material features of the Plan. The full text of the Plan, as amended by the amendment approved by our Board and being submitted for approval by the shareholders, is included as Appendix A to this proxy statement.

Description of the Plan

The Plan is administered by the compensation committee of the Board. The compensation committee determines the key employees of the Company and its subsidiaries, as well as directors and consultants, who are to be granted awards, the types of awards to be granted, the number of shares of common stock to be covered by each award, and the terms and conditions of any award, such as conditions of forfeiture, transfer restrictions, and vesting requirements. The Plan provides that no more than 25 percent of Plan shares may be awarded to any one employee. As of December 31, 2016, there were approximately 885 employees of the Company and its subsidiaries. These employees, as well as the nine non-employee directors of the Company, are eligible to receive grants of awards pursuant to the Plan, as determined by the compensation committee.

As mentioned above, one of the primary purposes of increasing the number of shares of our stock that may be issued under the Plan is to allow us to grant additional awards under the Plan in order to promote the long-term success of the Company for the benefit of our shareholders through stock-based compensation, by aligning the personal interests of Plan participants with those of our shareholders. The Plan is designed to allow selected Plan participants to participate financially in our future, as well as to enable us to attract, retain, and reward those individuals. Awards under the Plan are discretionary.

If the amendment is approved, the maximum number of shares that may be issued under the Plan would be increased by 400,000 shares to 1,842,517 shares (this amount includes 197,592 shares subject to outstanding stock options at February 24, 2017). In addition, any shares subject to awards that have expired unexercised or that are forfeited, canceled, terminated, or settled in cash in lieu of common stock are added to the Plan.

On February 24, 2017, the closing price of a share of the Company’s common stock on the NASDAQ Global Select Market was $21.98.

Types of Awards

The following types of awards may be granted under the Plan:

An “Option” is a contractual right to purchase a number of shares at a price determined at the date the option is granted. The exercise price included in both incentive stock options and nonqualified stock options must equal at least 100 percent of the fair market value of the stock at the date of the grant.

A “Stock Appreciation Right” is an award of the right to receive stock or cash of an equivalent value in an amount equal to the difference between the price specified in the stock appreciation right and the prevailing market price of our common stock at the time of exercise. Stock appreciation rights may be granted only in tandem with options.

“Restricted Stock” is an award of common stock granted to a participant for no or nominal consideration. Title to the shares passes to the participant at the time of that grant; however, the ability to sell or otherwise dispose of the shares is subject to restrictions and conditions determined by the Committee.

“Performance Shares” are an award of the right to receive stock or cash of an equivalent value at the end of the specified performance period upon the attainment of specified performance goals.

An “Other Stock-Based Award” is any other award that may be granted under the Plan that is valued in whole or in part by reference to or is payable in, or otherwise based, on our common stock. This includes the grant of restricted stock units described above, which represent a specified number of hypothetical shares of our common stock, the vesting of which is subject to such requirements as the compensation committee may determine. A participant to whom restricted stock units are granted typically does not have any rights as a shareholder with respect to the units, unless and until they are settled in shares of our common stock.

Our Board may at any time amend, discontinue, or terminate all or any part of the Plan. However, no amendment may be made without shareholder approval that would (i) increase the aggregate number of shares of common stock that may be issued under the Plan, (ii) extend the maximum option period under the Plan, or (iii) decrease the option price of any option to less than 100 percent of the fair market value on the date of grant.

Material Federal Income Tax Consequences

The following summarizes the consequences of the grant and acquisition of awards under the Plan for federal income tax purposes, based on management’s understanding of existing federal income tax laws. This summary is necessarily general in nature and does not purport to be complete. Also, state and local income tax consequences are not discussed and may vary from locality to locality.

Options. Plan participants will not recognize taxable income at the time an option is granted under the Plan unless the option has a readily ascertainable market value at the time of grant. Management understands that options to be granted under the Plan will not have a readily ascertainable market value; therefore, income will not be recognized by participants before the time of exercise of an option. For nonqualified stock options, the difference between the fair market value of the shares at the time an option is exercised and the option price generally will be treated as ordinary income to the optionee, in which case the Company will be entitled to a deduction equal to the amount of the optionee’s ordinary income.

With respect to incentive stock options, participants will not realize income for federal income tax purposes as a result of the exercise of such options. In addition, if the shares acquired as a result of the exercise of an incentive stock option are disposed of more than two years after the date the option is granted and more than one year after the date the option was exercised, the entire gain, if any, realized upon disposition of such shares will be treated as capital gain for federal income tax purposes. Under these circumstances, no deduction will be allowable to the Company in connection with either the grant or exercise of an incentive stock option. Exceptions to the general rules apply in the case of a “disqualifying disposition.”

If a participant disposes of shares of common stock acquired pursuant to the exercise of an incentive stock option before the expiration of one year after the date of exercise or two years after the date of grant, the sale of such stock will be treated as a “disqualifying disposition.” As a result, such a participant would recognize ordinary income and the Company would be entitled to a deduction in the year in which such disposition occurred. The amount of the deduction and the ordinary income recognized upon a disqualifying disposition would generally be equal to the lesser of: (i) the sale price of the shares sold minus the option price; or (ii) the fair market value of the shares at the time of exercise minus the option price. If the disposition is to a related party (such as a spouse, brother, sister, lineal descendant, or certain trusts for business entities in which the seller holds a direct or indirect interest), the ordinary income recognized generally is equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. Any additional gain recognized upon disposition, in excess of the ordinary income, will be taxable as capital gain. In addition, the exercise of incentive stock options may result in an alternative minimum tax liability.

Stock Appreciation Rights. Upon the grant of a stock appreciation right, the participant will realize no taxable income, and the Company will receive no deduction. Upon the exercise of the stock appreciation right, the value of the shares and/or cash received is generally taxable to the participant as ordinary income. The Company will receive a deduction of an equal amount in the same year the participant recognized income.

Restricted Stock. Recipients of shares of restricted stock that are not “transferable” and are subject to “substantial risk of forfeiture” at the time of grant will not be subject to federal income taxes until the lapse or release of the restrictions or sale of the shares, unless the recipient files a specific election under the Code to be taxed at the time of grant. The recipient’s income and the Company’s deduction will be equal to the excess of the then fair market value of the share less any purchase price.

Restricted Stock Units. Recipients of restricted stock units will not recognize taxable income at the time of grant. A recipient is taxed upon receipt of payment for an award of restricted stock units, which payment may be in shares or cash. Upon receipt of payment for an award of restricted stock units, the fair market value of the shares or the amount of cash received will be taxed to the recipient at ordinary income rates. However, if any shares used as payment for restricted stock units are not “transferable” and are subject to “substantial risk of forfeiture,” the taxable event is deferred until either the restriction on transferability or the risk of forfeiture lapses. The basis of any shares used as payment for restricted stock units will be equal to the fair market value of the shares on the date the recipient recognizes ordinary income as described above. The Company will receive a deduction of an equal amount in the same year the participant recognized income.

Performance Share. Participants are not taxed upon the grant of performance shares. Upon receipt of the underlying shares or cash, a participant will be taxed at ordinary income tax rates (subject to withholding) on the amount of cash received and/or the current fair market value of stock received, and the Company will be entitled to a corresponding deduction. The participant’s basis in any performance shares received will be equal to the amount of ordinary income on which he or she was taxed and, upon subsequent disposition, any gain or loss will be capital gain or loss.

Additional Medicare Tax. Effective for tax years beginning after 2012, new laws impose a 3.8% Medicare tax on certain investment income earned by individuals, estates, and trusts if their income exceeds certain thresholds. Capital gain and other investment income may be subject to this new tax. In addition, recent tax rate increases might also apply to ordinary income of certain individuals.

Required Vote for Approval

The affirmative vote of a majority of the Company’s common stock voted at the Annual Meeting, by person or by proxy, is required to approve the proposed amendment to the Plan. Broker non-votes and abstentions will not be treated as votes cast on the proposal. Unless otherwise directed by marking the accompanying proxy, the proxy holders will vote FOR the approval of the proposed amendment to the Plan.

The Board of Directors recommends a vote FOR the approval of the proposed amendment to the Plan.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview and Objectives

The primary objectives of our executive compensation program are to (1) attract and retain talented individuals, (2) motivate and reward executives for achieving our business goals, (3) align our executives’ incentives with our strategies and goals, as well as the creation of shareholder value, and (4) provide competitive compensation at a reasonable cost. Our executive compensation plans are designed to achieve these objectives.

As described in more detail below, our executive compensation program has three primary components: base salary; an annual cash incentive bonus; and long-term incentive compensation that is typically in the form of equity-based compensation. The compensation committee of our Board has not established policies or guidelines with respect to the specific mix or allocation of total compensation among base salary, annual incentive bonuses, and long-term compensation. However, the compensation committee believes that there should be an appropriate balance between the compensation components so as to promote and reward for performance but within reasonable risk parameters reflecting a longer-term perspective.

The compensation committee of the Board has utilized the services of third-party consultants from time to time to assist in the design of our executive compensation programs and render advice on compensation matters generally. The last external review of our executive compensation programs was performed in 2016 by Meridian Compensation Partners, LLC (“Meridian”). Meridian was retained by the Committee to review each element of our executive compensation program, including a review of (1) the overall competitiveness of our compensation program for executives, (2) our annual cash incentive program, and (3) our long-term incentive plan program. As part of its review, Meridian conducted a comparison of our compensation programs relative to a peer group of 17 regional financial institutions(1), as well as general market data on executive compensation rates and practices from a variety of third party sources. Based upon Meridian’s review and benchmarking, the Committee concluded that our compensation program for executive officers is generally competitive, as a result of which the Committee implemented only minor modifications to our executive compensation program, each of which is discussed in more detail below.

The foregoing discussion is intended to provide a background and context for the information that follows, regarding our existing compensation programs for those persons who served as our Named Executives during 2016, and to assist in understanding the information included in the executive compensation tables.

Components of Compensation

The principal components of compensation we pay to our executives consist of the following:

•	Base Salary;
•	Annual Cash Incentive; and
•	Long-Term Incentive Compensation, generally payable in the form of equity-based compensation.
(1)	The following financial institutions comprise the peer group entities in evaluating peer group compensation:
Community Trust Bancorp, Inc.	Lakeland Financial Corporation
Enterprise Financial Services Corp.	MainSource Financial Group, Inc.
Peoples Bancorp Inc.	First Financial Corporation
Mercantile Bank Corporation	S.Y. Bancorp, Inc.
German American Bancorp, Inc.	Horizon Bancorp
Old Second Bancorp, Inc.	First Mid-Illinois Bancshares, Inc.
Macatawa Bank Corporation	MBT Financial Corp.
Mutual First Financial, Inc.	West Bancorporation, Inc.
QCR Holdings, Inc.

Base Salary

Base salaries are established each year for our executive officers. None of our executive officers has a separate employment agreement. In determining base salaries, we consider a variety of factors including peer group compensation as well as an individual’s performance, experience, expertise, and tenure with the Company.

The compensation committee recommends the base salary for our President and CEO for consideration and approval by the full Board. The base salaries of other Named Executives are established by our CEO, with input from, and approval by, the compensation committee. In setting base salaries, our CEO considers peer group compensation, as well as the individual performance of each respective executive officer. For 2017 salaries, the Committee also reviewed and considered the benchmarking data compiled by Meridian, as discussed above.

The base salaries of our Named Executives for each of the last three years is set forth in the below Summary Compensation Table. Effective January 1, 2017, the Committee approved increases in the base salaries of each of the Named Executives (other than the CEO) in amounts ranging from 1.5% of base salaries to 3.5% of base salaries. The Board approved a 2.2% increase in Mr. Kessel’s base salary to $465,000, based upon the effectiveness of his leadership and the number of important accomplishments of the Company during 2016.

Annual Cash Incentives

Annual cash incentives are payable under the terms of our Management Incentive Compensation Plan. This plan sets forth performance incentives that are designed to provide for annual cash awards that are payable if we meet or exceed the annual performance objectives established by our Board. Under this Plan, our Board may establish annual performance levels as follows: (1) threshold represents the performance level of what must be achieved before any incentive awards are payable; (2) target performance is defined as a desired level of performance in view of all relevant factors, as described in more detail below; and (3) the maximum represents that which reflects outstanding performance. Target performance under this Plan is intended to provide for aggregate annual cash compensation (salary and bonus) that approximates peer level compensation. Threshold performance would result in earning 50 percent of the target incentive, target would be 100 percent, and maximum would be 200 percent, with compensation prorated between these award levels. Any awards under the Plan are payable in full following finalization of the Company’s financial results for the performance period.

2016. Under the terms of the 2016 Management Incentive Compensation Plan, management employees were eligible to receive incentive compensation based on the achievement of certain Company performance objectives (weighted at 60% to 80%) as well as predetermined individual goals (weighted at 20% to 40%). The target bonus levels were 50% of base salary for the CEO and 40% of base salary for the other Named Executives. Twenty percent of each Named Executive’s bonus under the plan is based upon the achievement of pre-established individual performance objectives; the balance is based upon the achievement of the Company performance objectives listed below, with earnings per share weighted at 32% and the other three objectives weighted at 16%. No bonuses were payable under the 2016 plan unless the Company’s earnings per share equaled or exceeded $0.80. The Company’s 2016 performance goals were as follows:

	Earnings Per Share(1)	Non-Performing Assets to Total Assets	Organic Deposit Growth(2)	Efficiency Ratio
Threshold	$0.90	0.80%	2.5%	75%
Target	$1.00	0.70%	5.0%	70%
Maximum	$1.20	0.50%	10.0%	65%
(1)	Determined after giving effect to total incentive compensation expense for the year.
(2)	For 2016, performance under this metric was weighted equally between (a) aggregate growth in deposits (excluding brokered CD’s) and (b) the growth rate in the number of deposit accounts.

The Company exceeded (a) the target objective for per share net income ($1.05 per diluted share), (b) the threshold objective for non-performing assets (0.72% non-performing assets to total assets ratio), (c) the threshold objective for aggregate deposit growth (4.94%), and (d) the threshold objective for its efficiency ratio (73.7%). For 2016, the Company did not achieve the threshold objective for the growth rate in the number of deposit accounts. The threshold objective for deposit growth was achieved, however, even after adjusting total year-end deposits to exclude approximately $59 million of certificates of deposits from a governmental agency that the Company considered “non-core.” Combined with the relative achievement of individual performance objectives, total incentive compensation for 2016, for all employees, was approximately $3.8 million. The amounts payable to each of our Named Executives under our 2016 Management Incentive Plan is set forth under the column “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.

2017. In January 2017, the Committee and the Board approved the performance objectives for the 2017 Management Incentive Compensation Plan. In addition to the performance metrics used in 2016, the Committee adopted two, new performance objectives for 2017. The Committee believes that the application of the same performance metrics used in 2016, combined with incenting loan growth and reducing net loan charge offs, further promotes the creation of shareholder value.

The target bonus levels remain at 50% of base salary for the CEO and 40% of base salary for the other Named Executives. Twenty percent of each Named Executive’s bonus under the plan is based upon the achievement of pre-established individual performance objectives; the balance is based upon the achievement of the Company performance objectives listed below, with earnings per share weighted at 32%, the efficiency ratio at 16% and the other four objectives each weighted at 8%. No bonuses are payable under the 2017 plan unless the Company’s earnings per share equal or exceed $1.00.

	Earnings Per Share(1)	Efficiency Ratio	Non-Performing Assets to Total Assets	Net Loan Charge-offs to Average Total Loans	Loan Growth	Organic Deposit Growth
Threshold	$1.10	70%	0.70%	0.15%	7.5%	2.5%
Target	$1.20	68%	0.65%	0.10%	10.0%	5.0%
Maximum	$1.40	64%	0.50%	0.00%	15.0%	10.0%
(1)	Determined after giving effect to total incentive compensation expense for the year.

Long-Term Incentive Program

Our long-term compensation incentives are generally provided for under our Long-Term Incentive Plan (LTIP), which provides for the grant of a variety of stock-based compensation awards.

As a general practice, awards under the LTIP are recommended by the Committee, and approved by the Board, at the Board’s first meeting in each calendar year. Under the LTIP, the Committee has the authority to grant a wide variety of stock-based awards. The LTIP is intended to assist our executive officers in the achievement of our share ownership guidelines. Under these guidelines (1) our CEO is expected to own Company stock having a market value equal to at least three (3) times his base salary, (2) our executive vice presidents are to own stock having a market value of at least twice their respective base salaries, and (3) our senior vice presidents are to own stock having a market value of not less than 50 percent of their respective base salaries. Once these guidelines are achieved, the failure to maintain the guidelines due to decreases in the market value of our common stock does not mandate additional purchases; rather, further sales of our common stock are prohibited until the employee again reaches the required level of ownership. These guidelines apply ratably over a 5-year period following the date of hire or promotion to one of these positions. The Company’s Insider Trading Policy prohibits the Company’s executive officers, as well as the Company’s directors, from pledging the Company’s securities as collateral for loans or engaging in hedging transactions or purchasing financial instruments that are designed to hedge or offset any decrease in the market value of the Company’s securities.

For 2016, the Committee recommended and the Board approved, the grant of restricted stock awards and performance unit awards to the Named Executives under our LTIP, in the following amounts:

Named Executive	Number of Shares of Restricted Stock(1)	Number of Performance Units
William B. Kessel	7,778	7,778
Robert N. Shuster	3,526	3,526
Mark L. Collins	3,474	3,474
Stefanie M. Kimball	3,447	3,447
David C. Reglin	3,431	3,431
(1)	The market price of our common stock was $13.98 on the date of grant.

For 2017, the Committee recommended and the Board approved, the grant of restricted stock awards and performance unit awards to the Named Executives under our LTIP, in the following amounts:

Named Executive	Number of Shares of Restricted Stock(1)	Number of Performance Shares
William B. Kessel	5,442	5,442
Robert N. Shuster	2,416	2,416
Mark L. Collins	2,358	2,358
Stefanie M. Kimball	2,358	2,358
David C. Reglin	2,331	2,331
(1)	The market price of our common stock was $20.90 on the date of grant.

The value of the awards was based on a target rate of 50% of 2016 base salary for our CEO and 40% of 2016 base salary for the other Named Executives. The shares of restricted stock granted in 2016 and 2017 cliff vest after three years. The number of shares that may be issued for each performance share will be determined at the end of the three-year performance period, based upon the total shareholder return (TSR) of the Company’s common stock relative to the TSR of the financial institutions that comprise the SNL US Bank $1 billion to $5 billion Index. The actual number of shares issuable is based upon the product of (1) the number of target shares that are subject to the award, and (2) the earn out percentage, based upon the following (with straight line interpolation between the performance levels):

Company TSR Relative to Peer Group Index	Earn out Percentage
2 times or more	200%
1.5 times Index	150%
Equal to Index	100%
.5 times Index	50%
Below .5 times Index	0%

Severance and Change in Control Payments

The Company has in place Management Continuity Agreements for each of our executive officers. These agreements provide severance benefits if an individual’s employment is terminated within 36 months after a change in control or within six months before a change in control and if the individual’s employment is terminated or constructively terminated in contemplation of a change in control for three years thereafter. For purposes of these agreements, a “change in control” is defined to mean any occurrence reportable as such in a proxy statement under applicable rules of the SEC, and would include, without limitation, the acquisition of beneficial ownership of 20 percent or more of our voting securities by any person, certain extraordinary changes in the composition of our Board, or a merger or consolidation in which we are not the surviving entity, or our sale or liquidation.

Severance benefits are not payable if an individual’s employment is terminated for cause, employment terminates due to an individual’s death or disability, or the individual resigns without “good reason.” An individual may resign with “good reason” after a change in control and receive his or her severance benefits if an individual’s salary or bonus is reduced, his or her duties and responsibilities are inconsistent with his or her prior position, or there is a material, adverse change in the terms or conditions of the individual’s employment. The agreements are for self-renewing terms of three years unless we elect not to renew the agreement. The agreements are automatically extended for a three-year term from the date of a change in control. These agreements provide for a severance benefit in a lump sum payment equal to 18 months to three years’ salary and bonus and a continuation of benefits’ coverage for 18 months to three years. These benefits are limited, however, to one dollar less than three times an executive’s “base amount” compensation as defined in Section 280G of the Internal Revenue Code of 1986, as amended.

Other Benefits

We believe that other components of our compensation program, which are generally provided to other full-time employees, are an important factor in attracting and retaining highly qualified personnel. Executive officers are eligible to participate in all of our employee benefit plans, such as medical, group life, and accidental death and dismemberment insurance and our 401(k) Plan, and in each case on the same basis as other employees and are also entitled to the use of Company owned or leased vehicles and reimbursement of certain club dues. We also maintain an ESOP that provides substantially all full-time employees with an equity interest in our Company. Contributions to the ESOP are determined annually and are subject to the approval of our Board. For the year ended December 31, 2016, the Company contributed an amount equal to two percent (2%) of eligible employee compensation to this plan.

Perquisites

Our Board and compensation committee regularly reviews the perquisites offered to our executive officers. The Committee believes that the cost of such perquisites is relatively minimal.

Clawback Policy

Our Board has adopted a Clawback Policy that allows the Company to recoup or otherwise recover certain incentive compensation paid to the Company’s executive officers in the event of a restatement of the Company’s financial statements or certain improper conduct by those officers.

Summary Compensation Table

The following table shows certain information regarding the compensation for our Chief Executive Officer, Chief Financial Officer, and the three most highly compensated executive officers other than our CEO and CFO for the last three fiscal years (the “Named Executives”).

Name and Principal Position	Year	Salary(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Totals
William B. Kessel	2016	$455,000	$227,584	$220,000	$35,185	$937,769
President and Chief	2015	435,000	227,807	212,000	28,638	903,445
Executive Officer	2014	410,000	232,500	136,667	25,584	804,751

Robert N. Shuster	2016	252,500	103,171	100,108	32,671	488,450
Executive Vice President	2015	246,471	103,242	94,000	29,870	473,583
and Chief Financial	2014	241,638	109,611	64,437	28,707	444,393
Officer

Stefanie M. Kimball	2016	246,500	100,859	100,951	23,246	471,556
Executive Vice President -	2015	241,008	100,962	96,700	17,525	456,195
Chief Risk Officer	2014	236,283	107,176	66,789	17,253	427,501

David C. Reglin	2016	243,600	100,391	90,019	28,436	462,446
Executive Vice President -	2015	239,833	100,458	91,500	23,654	455,445
Retail Bainking	2014	235,130	106,654	60,820	21,961	424,565

Mark L. Collins	2016	246,500	101,649	91,091	21,037	460,277
Executive Vice President -	2015	242,881	101,731	92,000	12,844	449,456
General Counsel	2014	239,292	108,539	61,897	12,318	422,046
(1)	Includes elective deferrals by employees pursuant to Section 401(k) of the Internal Revenue Code.
(2)	The amounts set forth in this column represent the aggregate fair value of awards as of the grant date, computed in accordance with FASB ASC topic 718, “Compensation - Stock Compensation”. The assumptions used in calculating these award amounts are set forth in Note 14, of the Company’s 2016 Annual Report.
(3)	The amounts set forth in this column for 2016 represent cash bounses paid to the Named Executives on February 10, 2017, under the terms of the Company’s Management Incentive Compensation Plan for the annual period ended December 31, 2016. The amounts set forth in this column for 2015 represent cash bonuses paid to the Named Executives on January 29, 2016, under the terms of the Company’s Management Incentive Compensation Plan for the annual period ended December 31, 2015. The amounts set forth in this column for 2014 represent cash bonuses paid to the Named Executives on January 30, 2015, under the terms of the Company’s Management Incentive Compensation Plan for the annual period ended December 31, 2014.
(4)	The amounts set forth in this column include our contributions to the ESOP (subject to certain age and service requirements, all employees are eligible to participate in the ESOP), matching contributions to qualified defined contribution plans, IRS determined personal use of company owned automobiles, dividends on restricted stock, and country club and other social club dues.

Grants of Plan-Based Awards

The table below shows the award of restricted stock and performance share awards to all of our Named Executives in 2016, as well as cash compensation that could be earned under our 2016 Management Incentive Compensation Plan.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock and Option Awards($)(4)
		Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #
William B. Kessel	01/21/16	113,750	227,500	455,000					—
	01/21/16				—	7,778	15,556		118,848
	01/21/16							7,778	108,736

Robert N. Shuster	01/21/16	50,500	101,000	202,000					—
	01/21/16				—	3,526	7,052		53,877
	01/21/16							3,526	49,293

Stefanie M. Kimball	01/21/16	49,300	98,600	197,200					—
	01/21/16				—	3,447	6,894		52,670
	01/21/16							3,447	48,189

David C. Reglin	01/21/16	48,720	97,440	194,880					—
	01/21/16				—	3,431	6,862		52,426
	01/21/16							3,431	47,965

Mark L. Collins	01/21/16	49,300	98,600	197,200					—
	01/21/16				—	3,474	6,948		53,083
	01/21/16							3,474	48,567
(1)	The amounts in these three columns relate to grants made to the Named Executives in January 2016 pursuant to the 2016 Management Incentive Compensation Plan, an annual cash incentive plan. These awards were payable based on various objectives to be achieved during 2016, as discussed under “Compensation Discussion and Analysis - Annual Cash Incentives” above. The amounts in the “Threshold” column reflect the minimum amounts payable to each NEO if threshold performance was achieved for each of the performance metrics under this incentive plan. There were no minimum amounts payable pursuant to these awards; the amounts in the “Maximum” column reflect the maximum amounts payable pursuant to these awards; and the amounts in the “Target”column represent the target bonus amount. In January 2017, the actual amounts payable to the Named Executives pursuant to these awards were determined and paid as reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.
(2)	The amounts in these three columns reflect the grant of performance share units pursuant to our Long-Term Incentive Plan. The performance share units represent shares of the Company’s common stock and are issuable to participants at the end of the three-year performance period beginning on the date that the performance share units are granted. The number of performance shares reflects the number of shares of common stock that may be issued if certain Total Shareholders Return (TSR) goals are met. The total number of shares which finally vest may vary from zero to 200% of the target amount, depending upon the Company’s performance relative to the established TSR goals. (See Compensation Discussion and Analysis above).
(3)	The amounts in this column represent grants of restricted stock made pursuant to our Long-Term Incentive Plan. These shares of restricted stock will cliff vest after three years.
(4)	Aggregate grant date values are computed in accordance with FASB ASC Topic 718. For performance share units, the grant date fair value was determined based upon the vesting of 100% of the target shares awarded.

Outstanding Equity Awards at Fiscal Year-End

This table shows the option and restricted stock awards that were outstanding as of December 31, 2016. The table shows both exercisable and unexercisable options, as well as shares of restricted stock, restricted stock units, and performance share units that have not yet vested, all of which were granted under our Long-Term Incentive Plan.

						Stock Awards
								Equity Incentive Plan Awards:
		Option Awards				Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested(2)	Number of Unearned Shares or Units of Stock That Have Not Vested(3)	Market or Payout Value of Unearned Shares or Units of Stock That Have Not Vested(3)
	Grant Date	Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration Date
Name		Exercisable	Unexercisable
William B. Kessel	01/30/09	1,824	—	$15.90	01/30/19
	02/07/14					2,673	$58,004
	02/07/14							8,020	$174,034
	01/22/15					8,590	186,403
	01/22/15							8,590	186,403
	01/21/16					7,778	168,783
	01/21/16							7,778	168,783

Robert N. Shuster	01/30/09	1,856	—	15.90	01/30/19
	02/07/14					1,260	27,342
	02/07/14							3,781	82,048
	01/22/15					3,893	84,478
	01/22/15							3,893	84,478
	01/21/16					3,526	76,514
	01/21/16							3,526	76,514

Stefanie M. Kimball	01/30/09	1,824	—	15.90	01/30/19
	02/07/14					1,232	26,734
	02/07/14							3,697	80,225
	01/22/15					3,807	82,612
	01/22/15							3,807	82,612
	01/21/16					3,447	74,800
	01/21/16							3,447	74,800

David C. Reglin	01/30/09	1,824	—	15.90	01/30/19
	02/07/14					1,226	26,604
	02/07/14							3,679	79,834
	01/22/15					3,788	82,200
	01/22/15							3,788	82,200
	01/21/16					3,431	74,453
	01/21/16							3,431	74,453

Mark L. Collins	01/30/09	968	—	15.90	01/30/19
	02/07/14					1,248	27,082
	02/07/14							3,744	81,245
	01/22/15					3,836	83,241
	01/22/15							3,836	83,241
	01/21/16					3,474	75,386
	01/21/16							3,474	75,386
(1)	The shares of restricted stock granted in 2014 vest ratably over the three-year period following the date of grant, beginning on the first anniversary of the grant date. The shares of restricted stock granted in 2015 and 2016 cliff vest in three years from the date of grant. The number of shares shown in this column reflect the number of units or shares originally granted as well as credited dividends through the end of calendar year 2016.
(2)	The market value of the shares of restricted stock or restricted stock units that have not vested is based on the closing price of our common stock as of December 30, 2016, which was $21.70.
(3)	The number of shares that may be issued under our performance share unit awards depends upon the achievement of certain TSR goals determined as ofthe third anniversary of the grant date. The number and value of the awards reflect the target level of performance unit shares granted.

Option Exercises and Stock Vested

As reflected in the table below, no options were exercised, and the following shares of restricted stock vested, during 2016.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
William B. Kessel	—	—	26,505	$396,187
Robert N. Shuster	—	—	13,989	209,166
Stefanie M. Kimball	—	—	13,740	205,445
David C. Reglin	—	—	13,734	205,358
Mark L. Collins	—	—	13,977	208,991
(1)	Represents the fair market value of shares of restricted stock as of the date of vesting.

Other Potential Post-Employment Payments

The Company has entered into a Management Continuity Agreement with each of the Named Executives that provides for certain severance compensation and other benefits if the executive is terminated in connection with a change in control of the Company under the circumstances described in the agreement. These agreements are described under “Severance and Change in Control Payments” in the Compensation Discussion and Analysis above. The following table reflects the estimated value of the severance payment and benefits that would be payable to each Named Executive pursuant to his or her Management Continuity Agreement if his or her employment was terminated on December 30, 2016 in connection with a change in control of the Company and otherwise in a manner that triggered the application of the agreement (e.g., was not a termination for cause or a resignation with “good reason”).

Executive Name	Estimated Liability for Severance Payments & Benefit Amounts Under Continuity Agreements	(1) Payment Limitation Based on IRS Section 280G Limitation on Severance Amounts
William B. Kessel	$2,060,572	$2,426,388
Robert N. Shuster	1,098,298	1,404,262
Stefanie M. Kimball	1,110,930	1,389,364
David C. Reglin	1,047,504	1,332,164
Mark L. Collins	1,058,553	1,429,369
(1)	The total amounts that may be payable under the Management Continuity Agreements are subject to and limited by Internal Revenue Service Section 280G. This column indicates the estimated payout based on IRS limitations.

DIRECTOR COMPENSATION

During 2009, the annual retainer paid to non-employee directors was reduced by 10% to $51,300. This reduction was in response to the prevailing uncertain economic conditions at that time. The reduced annual retainer level of $51,300 has remained in place through 2016. During 2016, in addition to executive compensation, Meridian was also retained to conduct a review of director compensation. Based upon that review, the annual retainer paid to non-employee directors was restored to $57,000 effective January 1, 2017.

In addition, also effective as of January 1, 2017, the Board approved the payment of additional retainers of $15,000, $8,000, $6,000, and $6,000 to the chair of the board and the chairpersons of the board’s audit committee, compensation committee, and nominating and corporate governance committee, respectively. No fees (beyond the retainers described above) are payable for attendance at either Board or committee meetings.

Pursuant to our Long-Term Incentive Plan, the compensation committee may grant options to purchase shares of Independent Bank Corporation common stock to each non-employee director. No such stock options were granted during 2016. To date, no such options have been approved or granted in 2017.

Under our Corporate Governance Principles, half of the combined retainer for directors is payable in cash and the other half is payable under our Deferred Compensation and Stock Purchase Plan for Non-employee Directors (the “Purchase Plan”) described below until that director achieves the required share ownership under our share ownership guidelines. Once a director achieves the requisite level of share ownership under those guidelines, each director then has the choice of receiving his or her director compensation in cash or in deferred share units under our Purchase Plan, at his or her discretion.

The Purchase Plan provides that non-employee directors may defer payment of all or a part of their director fees (“Fees”) or receive shares of common stock in lieu of cash payment of Fees. Under the Purchase Plan, each non-employee director may elect to participate in a Current Stock Purchase Account, a Deferred Cash Investment Account or a Deferred Stock Account.

A Current Stock Purchase Account is credited with shares of Independent Bank Corporation common stock having a fair market value equal to the Fees otherwise payable. A Deferred Cash Investment Account is credited with an amount equal to the Fees deferred and on each quarterly credit date with an appreciation factor that may not exceed the prime rate of interest charged by Independent Bank. A Deferred Stock Account is credited with the amount of Fees deferred and converted into stock units based on the fair market value of our common stock at the time of the deferral. Amounts in the Deferred Stock Account are credited with cash dividends and other distributions on our common stock. Fees credited to a Deferred Cash Investment Account or a Deferred Stock Account are deferred for income tax purposes. The Purchase Plan does not provide for distributions of amounts deferred prior to a participant’s termination as a non-employee director. Participants may generally elect either a lump sum or installment distributions.

Director Compensation — 2016

Name	Fees Earned or Paid in		Total
	Cash(1)(2)	Stock(1)(2)
William J. Boer(3)	$27,650	$27,650	$55,300
Joan A. Budden	—	51,300	51,300
Stephen L. Gulis(4)	57,300	—	57,300
Terry L. Haske	41,040	10,260	51,300
Christina L. Keller(5)	4,275	—	4,275
Michael M. Magee(6)	61,300	—	61,300
James E. McCarty(7)	55,300	—	55,300
Matthew J. Missad	25,650	25,650	51,300
Charles C. Van Loan(8)	57,300	—	57,300
	$329,815	$114,860	$444,675
(1)	For 2016, fees were paid in the form of cash and the Company’s common stock, as described above. No stock options were awarded to the Board during 2016.
(2)	Mr. Kessel, our President and CEO, receives no additional compensation for his service as director. All compensation paid to Mr. Kessel for 2016 is reported in the Summary Compensation Table above.
(3)	Includes additional retainer for service as chairperson of the nominating and corporate governance committee during 2016.
(4)	Includes additional retainer for service as chairperson of the audit committee.
(5)	Ms. Keller was appointed to the Board on December 16, 2016.
(6)	Includes additional fee for service as chairperson of the board.
(7)	Includes additional retainer for service as chairperson of the compensation committee.
(8)	Includes fees received as a director of Mepco Finance Corporation during 2016.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed with management the information provided under the heading “Compensation Discussion and Analysis.” Based on this review and discussion, the compensation committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and in this proxy statement.

James E. McCarty
Joan A. Budden
Charles C. Van Loan
Christina Keller

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Van Loan, who previously served as CEO of the Company from 1993 through 2004, serves on the compensation committee of the Board. In 2016, there did not exist any relationships involving our executive officers that require disclosure under Item 407(e)(4) of Regulation S-K.

TRANSACTIONS INVOLVING MANAGEMENT

Our Board of Directors and executive officers and their associates were customers of, and had transactions with, our bank subsidiary in the ordinary course of business during 2016. All loans and commitments included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to the Company or the bank and do not involve more than a normal risk of collectability or present other unfavorable features. Such loans totaled $455,000 at December 31, 2016, equal to 0.2% of shareholders’ equity.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16 of the Securities Exchange Act of 1934, our directors and executive officers, as well as any person holding more than 10% of our common stock, are required to report initial statements of ownership of our securities and changes in such ownership to the SEC. Based solely upon written representations by each director and executive officer and our review of those reports furnished to us, all of the required reports were timely filed by such persons during 2016.

SHAREHOLDER PROPOSALS FOR 2017 ANNUAL MEETING

Shareholders wishing to submit proposals on matters appropriate for shareholder action to be presented at our 2018 Annual Meeting of Shareholders may do so in accordance with Rule 14a-8 of the Securities Exchange Act of 1934. For such proposals to be included in our proxy materials relating to our 2018 Annual Meeting of Shareholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by us at our principal executive offices at 4200 East Beltline, Grand Rapids, Michigan 49525, no later than November 9, 2017.

Under our Bylaws, no business may be brought before an annual shareholder meeting unless it is specified in the notice of the meeting and included in the Company’s proxy materials, or is otherwise brought before the meeting by or at the direction of the Board or by a shareholder entitled to vote who has delivered written notice to us (containing certain information specified in the Bylaws about the shareholder and the proposed action) not less than 60 nor more than 90 days prior to the date of the first anniversary of the preceding year’s Annual Meeting of Shareholders. If the date of the 2018 Annual Meeting of Shareholders is changed by more than 20 days from the date of the first anniversary of the 2017 Annual Meeting, then notice must be received within 10 days after the date we mail or otherwise give notice of the date of the 2018 Annual Meeting of Shareholders.

As of March 3, 2017, no proposals from any shareholder to be presented at the 2017 Annual Meeting of Shareholders have been received by us.

GENERAL

The cost of soliciting proxies for the Annual Meeting will be borne by us. In addition to solicitation by mail, our officers and employees may solicit proxies by telephone, email, fax, or in person. We have retained the services of Broadridge Financial Solutions, Inc. to deliver proxy materials to brokers, nominees, fiduciaries and other custodians for distribution to beneficial owners, as well as solicit proxies. The cost of such services is expected to total approximately $27,000, plus reasonable out of pocket expenses.

As of the date of this proxy statement, management knows of no other matters to be brought before the meeting. However, if further business is presented by others, the proxy holders will act in accordance with their best judgment.

By order of our Board of Directors,

Robert N. Shuster
Secretary

Dated: March 10, 2017

APPENDIX A

INDEPENDENT BANK CORPORATION
LONG-TERM INCENTIVE PLAN
(as amended through January 24, 2017)

ARTICLE 1
ESTABLISHMENT AND PURPOSE OF THE PLAN

1.1   Establishment of the Plan. Independent Bank Corporation, a Michigan corporation (the “Company”), hereby establishes an incentive compensation plan to be known as the “Independent Bank Corporation Long-Term Incentive Plan” (the “Plan”), as set forth in this document. The Plan permits the granting of stock options, stock appreciation rights, restricted stock, and other stock-based awards to key employees of the Company and its Subsidiaries, as well as Directors and Consultants. Upon approval by the Board of Directors of the Company, subject to ratification by the affirmative vote of holders of a majority of shares of the Company’s Common Stock present and entitled to vote at the 2002 Annual Meeting of Shareholders, the Plan shall be effective as of April 1, 2002 (the “Effective Date”).

1.2   Purpose of the Plan. The purpose of the Plan is to promote the long-term success of the Company for the benefit of the Company’s shareholders, through stock-based compensation, by aligning the personal interests of Plan Participants with those of its shareholders. The Plan is designed to allow Plan Participants to participate in the Company’s future, as well as to enable the Company to attract, retain and award such individuals.

1.3   Term of Plan. No Awards shall be granted pursuant to the Plan on or after April 1, 2022 (“Termination Date”), provided that Awards granted prior to the Termination Date may extend beyond that date.

ARTICLE 2
DEFINITIONS

For purposes of this Plan, the following terms shall have the meanings set forth below:

2.1   “Administrator” shall mean the Board or any of the Committees designated to administer the Plan in accordance with Section 3.1 of the Plan.

2.2   “Award” shall mean any award under this Plan of any Options, Stock Appreciation Rights, Restricted Stock, Performance Shares or Other Stock-Based Award.

2.3   “Award Agreement” shall mean an agreement evidencing the grant of an Award under this Plan. Awards under the Plan shall be evidenced by Award Agreements that set forth the details, conditions and limitations for each Award, as established by the Administrator and shall be subject to the terms and conditions of the Plan.

2.4   “Award Date” shall mean the date that an Award is made, as specified in an Award Agreement.

2.5   “Board” shall mean the Board of Directors of the Company.

2.6   “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.7   “Employee” shall mean any person employed by the Company or a Subsidiary. Neither service as a Director nor the payment of a Director’s fee by the Company shall be sufficient to constitute employment by the Company.

2.8   “Change in Control” shall mean (i) the dissolution or liquidation of the Company, (ii) a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, (iii) the sale of all or substantially all of the assets of the Company, or (iv) if during any period of two (2) consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority of the Board, unless each new director was nominated or elected by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

2.9   “Committee” shall mean one of the Committees, as specified in Article 3, appointed by the Board to administer the Plan.

2.10   “Common Stock” shall mean the Common Stock, par value $1.00 per share, of the Company.

2.11   “Consultant” shall mean any person or entity engaged by the Company or a Subsidiary to render services to the Company or that Subsidiary.

2.12   “Director” shall mean a member of the Board or a member of the Board of Directors of a Subsidiary.

2.13   “Disability” shall mean permanent and total disability as determined under the rules and guidelines established by the Committee for purposes of the Plan.

2.14   “Fair Market Value” shall be the closing sale price of the Company’s Common Stock for such date on the National Association of Securities Dealers Automated Quotation System or any successor system then in use (NASDAQ). If no sale of shares of Common Stock is reflected on NASDAQ on a date, “Fair Market Value” shall be determined according to the closing sale price on the next preceding day on which there was a sale of shares of Common Stock reflected on NASDAQ.

2.15   “Incentive Stock Option” or “ISO” shall mean an option to purchase shares of Common Stock granted under Article 6, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.16   “Insider” shall mean an employee who is an officer (as defined in Rule 16a-1(f) of the Exchange Act) or Director, or holder of more than ten percent (10%) of its outstanding shares of the Company’s Common Stock.

2.17   “Nonemployee Director” shall mean a person who satisfies (1) the definition of “Nonemployee Director” within the meaning set forth in Rule 16b-3(b)(3), as promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934 (the “Exchange Act”), or any successor definition adopted by the SEC, or (2) the definition of “outside director” within the meaning of Section 162(m) of the Code.

2.18   “Nonqualified Stock Option” or “NQSO” shall mean an option to purchase shares of Common Stock, granted under Article 6, which is not an Incentive Stock Option.

2.19   “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.20   “Option Price” shall mean the price at which a share of Common Stock may be purchased by a Participant pursuant to an Option, as determined by the Committee.

2.21   “Other Stock-Based Award” shall mean an Award under Article 10 of this Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock.

2.22   “Participant” shall mean an employee of the Company or a Subsidiary, a Director or Consultant who holds an outstanding Award granted under the Plan.

2.23   “Performance Shares” shall mean an Award granted under Article 9 of this Plan evidencing the right to receive Common Stock or cash of an equivalent value at the end of a specified performance period.

2.24   “Permitted Transferee” means (i) the spouse, children or grandchildren of a Participant (each an “Immediate Family Member”), (ii) a trust or trusts for the exclusive benefit of the Participant and/or one or more Immediate Family Members, or (iii) a partnership or limited liability company whose only partners or members are the Participant and/or one or more Immediate Family Members.

2.25   “Restricted Stock” shall mean an Award granted to a Participant under Article 8 of this Plan.

2.26   “Retirement” shall mean the termination of a Participant’s employment with the Company or a Subsidiary after the Participant attains the age of 55; provided that for purposes of vesting of any Awards under the Plan following age 55, an employee shall become twenty percent (20%) vested in such Award for each additional year of age after attaining age 55 (determined as of the date of termination of employment) and provided further that the Participant has remained in the employ of the Company or a Subsidiary for at least twelve (12) consecutive months from the date of the Award. With respect to a Director, Retirement shall mean the termination of a Director’s service as a Director of the Company or a Subsidiary after serving as a Director of the Company and/or any Subsidiary for a period of at least five (5) consecutive years prior to the date of termination of such service.

2.27   “Stock Appreciation Right” or “SAR” shall mean an Award granted to a Participant under Article 7 of this Plan.

2.28   “Subsidiary” shall mean any corporation in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

2.29   “Termination of Service” shall mean the termination of an Employee’s employment with the Company or a Subsidiary. An Employee employed by a Subsidiary shall also be deemed to incur a Termination of Service if the Subsidiary ceases to be a Subsidiary and the Participant does not immediately thereafter become an employee of the Company or another Subsidiary. With respect to a Participant that is not an Employee, Termination of Service shall mean the termination of the person’s service as a Director or as a Consultant to the Company or a Subsidiary.

ARTICLE 3
ADMINISTRATION

3.1   The Committee. The Plan may be administered by different Committees with respect to different groups of Plan Participants. To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a committee of two or more Non-Employee Directors. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3. Other than as provided above, the Plan shall be administered by (a) the Board, or (b) a Committee, which Committee shall be constituted to satisfy the foregoing conditions.

3.2   Committee Authority. Subject to the Company’s Articles of Incorporation, Bylaws and the provisions of this Plan, the Administrator shall have full authority to grant Awards to key Employees of the Company or a Subsidiary, as well as Directors and Consultants. Awards may be granted singly, in combination, or in tandem. The authority of the Administrator shall include the following:

(a)   To select the key employees of the Company or a Subsidiary, Directors or Consultants to whom Awards may be granted under the Plan;

(b)   To determine whether and to what extent Options, Stock Appreciation Rights, Restricted Stock, Performance Shares and Other Stock-Based Awards, or any combination thereof are to be granted under the Plan;

(c)   To determine the number of shares of Common Stock to be covered by each Award, provided that no Participant may be granted Awards under the Plan covering more than twenty five percent (25%) of Plan Shares;

(d)   To determine the terms and conditions of any Award Agreement, including, but not limited to, the Option Price, any vesting restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Administrator shall determine in its sole discretion;

(e)   To determine whether, to what extent and under what circumstances grants of Awards are to operate on a tandem basis and/or in conjunction with or apart from other cash compensation arrangement made by the Company other than under the terms of this Plan;

(f)   To determine under what circumstances an Award may be settled in cash, Common Stock, or a combination thereof; and

(g)   To determine to what extent and under what circumstances shares of Common Stock and other amounts payable with respect to an Award shall be deferred.

The Administrator shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (including any Award Agreement) and to otherwise supervise the administration of the Plan. A majority of the any Committee shall constitute a quorum, and the acts of a majority of a quorum at any meeting, or acts reduced to or approved in writing by a majority of the members of any Committee, shall be the valid acts of any Committee. The interpretation and construction by any Committee of any provisions of the Plan or any Award granted under the Plan shall be final and binding upon the Company, the Board and Participants, including their respective heirs, executors and assigns. No member of the Board or any Committee shall be liable for any action or determination made in good faith with respect to the Plan or an Award granted hereunder.

Notwithstanding the foregoing, without the prior approval of the Company’s shareholders, neither the Committee nor the Board of Directors shall have the authority to lower the option exercise price of previously granted Awards, whether by means of the amendment of previously granted Awards or the replacement or regrant, through cancellation, of previously granted Awards.

ARTICLE 4
COMMON STOCK SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 13.1, the maximum aggregate number of shares of Common Stock which may be issued under this Plan, which may be either unauthorized and unissued Common Stock or issued Common Stock reacquired by the Company (“Plan Shares”) shall be 1,842,517 Shares.

Determinations as to the number of Plan Shares that remain available for issuance under the Plan shall be made in accordance with such rules and procedures as the Administrator shall determine from time to time. If an Award expires unexercised or is forfeited, cancelled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock that were theretofore subject (or potentially subject) to such Award may again be made subject to an Award Agreement.

ARTICLE 5
ELIGIBILITY

The persons who shall be eligible to receive Awards under the Plan shall be selected by the Administrator from time to time. In making such selections, the Administrator shall consider the nature of the services rendered by such persons, their present and potential contribution to the Company’s success and the success of the particular Subsidiary of the Company by which they are employed or to whom they provide services, and such other factors as the Administrator in its discretion shall deem relevant. Participants may hold more than one Award, but only on the terms and subject to the restrictions set forth in the Plan and their respective Award Agreements.

ARTICLE 6
STOCK OPTIONS

6.1   Options. Options may be granted alone or in addition to other Awards granted under this Plan. Each Option granted under this Plan shall be either an Incentive Stock Option (ISO) or a Nonqualified Stock Option (NQSO).

6.2   Grants. The Administrator shall have the authority to grant to any Participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Options. To the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Option or the portion thereof which does not qualify shall constitute a separate Nonqualified Stock Option.

6.3   Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422. An Incentive Stock Option shall not be granted to an individual who, on the date of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company. The aggregate Fair Market Value, determined on the Award Date of the shares of Common Stock with respect to which one or more Incentive Stock Options (or other incentive stock options within the meaning of Section 422 of the Code, under all other option plans of the Company) granted on or after January 1, 1987, that are exercisable for the first time by a Participant during any calendar year shall not exceed the $100,000 limitation imposed by Section 422(d) of the Code.

6.4   Terms of Options. Options granted under the Plan shall be evidenced by Award Agreements in such form as the Administrator shall, from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions:

(a)   Option Price. The Option Price per share of Common Stock purchasable under an Option shall be determined by the Committee at the time of grant but shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the Award Date.

(b)   Option Term. The term of each Option shall be fixed by the Administrator, provided that no Option that has been designated as an Incentive Stock Option shall be exercisable more than ten (10) years after the date the Option is granted.

(c)   Exercisability. An Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator and set forth in the Award Agreement. If the Administrator provides that any Option is exercisable only in installments, the Administrator may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Administrator may determine.

(d)   Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, Options may be exercised in whole or in part at any time during the term of the Option, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in such form as the Administrator may accept. Notwithstanding the foregoing, an Option shall not be exercisable with respect to less than 100 shares of Common Stock unless the remaining shares covered by an Option are fewer than 100 shares. If and to the extent determined by the Administrator in its sole discretion at or after grant, payment in full or in part may also be made in the form of Common Stock owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances and with respect to any shares of Common Stock acquired upon the exercise of an Option, has been held by the Optionee for a period of at least six (6) consecutive months), or by reduction in the number of shares issuable upon such exercise based, in each case, on the Fair Market Value of the Common Stock on the last trading date preceding payment as determined by the Administrator. No shares of stock shall be issued until payment has been made. A Participant shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the person exercising such option has given written notice of exercise, has paid for such shares as provided herein, and, if requested, has given the representation described in Section 13.1 of the Plan.

(e)   Transferability of Options. No Option may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, provided, however, the Administrator may, in its discretion, authorize all or a portion of a Nonqualified Stock Option to be granted to an optionee to be on terms which permit transfer by such optionee to a Permitted Transferee, provided that (i) there may be no consideration for any such transfer (other than the receipt of or interest in a family partnership or limited liability company), (ii) the Award Agreement pursuant to which such Options are granted must be approved by the Administrator, and must expressly provide for transferability in a manner consistent with this Section 6.4(e), and (iii) subsequent transfers of transferred Options shall be prohibited except those in accordance with Section 6.4(h). Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of termination of service of Sections 6.4(f), (g) and (h) hereof, and the tax withholding obligations of Section 14.3 shall continue to be applied with respect to the original optionee, following which the Options shall be exercisable by the Permitted Transferee only to the extent, and for the periods specified in Sections 6(f), (g), and (h). The Company shall not be obligated to notify Permitted Transferee(s) of the expiration or termination of any Option. Further, all Options shall be exercisable during the Participant’s lifetime only by such Participant and, in the case of a Nonqualified Stock Option, by a Permitted Transferee. The designation of a person entitled to exercise an Option after a person’s death will not be deemed a transfer.

(f)   Termination of Service for Reasons other than Retirement, Disability, or Death. Upon termination of Service for any reason other than Retirement or on account of Disability or death, each Option held by the Participant shall, to the extent rights to purchase shares under such Option have accrued at the date of such Termination of Service and shall not have been fully exercised, be exercisable, in whole or in part, at any time for a period of no more than three (3) months following Termination of Service, subject, however, to prior expiration of the term of such Options and any other limitations on the exercise of such Options in effect at the date of exercise. Whether an authorized leave of absence or absence because of military or governmental service shall constitute Termination of Service for such purposes shall be determined by the Administrator, which determination shall be final and conclusive.

(g)   Termination of Service Due to Disability. Upon Termination of Service by reason of Disability, each Option held by such Participant shall, to the extent rights to purchase shares under the Option have accrued at the date of such Disability and shall not have been fully exercised, remain exercisable in whole or in part during the original term of such Options held by that Participant.

(h)   Termination of Service Due to Retirement. Upon Termination of Service by reason of Retirement, each Option held by such Participant shall, to the extent rights to purchase shares under the Option have accrued on the date of such Retirement and shall not have been fully exercised, including Options that shall become vested under the provisions of Section 2.25, shall remain exercisable in whole or part during the original term of such Option held by that Participant.

(i)   Termination of Service for Death. Upon Termination of Service due to death, each Option held by such Participant or Permitted Transferee shall, to the extent rights to purchase shares under the Options have accrued at the date of death and shall not have been fully exercised, be exercisable, in whole or in part, by the personal representative of the estate of the Participant or Permitted Transferee or by any person or persons who shall have acquired the Option directly from the Participant or Permitted Transferee by bequest or inheritance at any time during the twelve (12) month period following death, subject, however, in any case, to the prior expiration of the term of the Option and any other limitation on the exercise of such Option in effect at the date of exercise.

(j)   Termination of Options. Any Option that is not exercised within whichever of the exercise periods specified in Sections 6.4(f), (g), (h), or (i) is applicable shall terminate upon expiration of such exercise period.

(k)   Purchase and Settlement Provisions. The Administrator may at any time offer to purchase an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made. In addition, if an Award Agreement so provides at the Award Date or is thereafter amended to so provide, the Administrator may require that all or part of the shares of Common Stock to be issued with respect to the exercise of an Option, in an amount not greater than the Fair Market Value of the shares that is in excess of the aggregate Option Price, take the form of Performance Shares, which shall be valued on the date of exercise on the basis of the Fair Market Value of such Performance Shares determined without regard to the deferral limitations and/or forfeiture restrictions involved.

ARTICLE 7
STOCK APPRECIATION RIGHTS

7.1   Grant of SARs. The Administrator may approve the grant of Stock Appreciation Rights (“SARs”) that are related to Options only. A SAR may be granted only at the time of grant of the related Option. A SAR will entitle the holder of the related Option, upon exercise of the SAR, to surrender such Option, or any portion thereof to the extent unexercised, with respect to the number of shares as to which such SAR is exercised, and to receive payment of an amount computed pursuant to Section 7.2. Such Option will, to the extent surrendered, then cease to be exercisable. Subject to Section 6.4, a SAR granted hereunder will be exercisable at such time or times, and only to the extent that a related Option is exercisable, and will not be transferable except to the extent that such related Option may be transferable.

7.2   Payment of SAR Amount. Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a share of Common Stock on the date of exercise over the Option Price, by (ii) the number of shares of Common Stock with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in shares of Common Stock of equivalent value, or in some combination thereof.

7.3   Nontransferability. No SAR may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all SARs shall be exercisable, during the Participant’s lifetime, only by such Participant.

ARTICLE 8
RESTRICTED STOCK

8.1   Awards of Restricted Stock. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the Participant, the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. The Administrator may condition the grant of Restricted Stock upon the achievement of specific business objectives, measurements of individual or business unit or Company performances, or such other factors as the Administrator may determine. The provisions of Restricted Stock awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

8.2   Awards and Certificates. A Participant selected to receive a Restricted Stock Award shall not have any rights with respect to such Award, unless and until such Participant has executed an Award Agreement evidencing the Award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

(a)   Acceptance. Awards of Restricted Stock must be accepted within a period of thirty (30) days (or such shorter period as the Committee may specify at grant) after the Award Date, by executing an Award Agreement and by paying whatever price (if any) the Committee has designated for such shares of Restricted Stock.

(b)   Legend. Each Participant receiving a Restricted Stock Award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Independent Bank Corporation Long-Term Incentive Plan and related Award Agreement entered into between the registered owner and the Company, dated            . Copies of such Plan and Agreement are on file in the offices of the Company, 230 West Main Street, Ionia, Michigan 48846.”

(c)   Custody. The Committee may require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

8.3   Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Plan shall be subject to the following restrictions and conditions:

(a)   Restriction Period. Subject to the provisions of this Plan and the Award Agreement, during a period set by the Administrator commencing with the Award Date (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge, or assign shares of Restricted Stock awarded under this Plan. Subject to these limits, the Administrator, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Administrator may determine.

(b)   Rights as Shareholder. Except as provided in this subsection (b) and subsection (a) above, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including the right to receive any dividends. The Administrator, in its sole discretion, as determined at the time of Award, may permit or require the payment of dividends to be deferred. If any dividends or other distributions are paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.

(c)   Termination of Service. Subject to the applicable provisions of the Award Agreement, this Article 8 and Section 2.25, upon Termination of Service for any reason during the Restriction Period, all Restricted Shares still subject to restriction will vest or be forfeited in accordance with the terms and conditions established by the Committee as specified in the Award Agreement.

(d)   Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant.

ARTICLE 9
PERFORMANCE SHARES

9.1   Award of Performance Shares. Performance Shares may be awarded either alone or in addition to other Awards granted under this Plan. The Administrator shall determine the eligible persons to whom and the time or times at which Performance Shares shall be awarded, the number of Performance Shares to be awarded to any person, the duration of the period (the “Performance Period”) during which, and the conditions under which, receipt of the Performance Shares will be deferred, and the other terms and conditions of the Award in addition to those set forth in Section 9.2, as specified in the Award Agreement. The Administrator may condition the grant of Performance

Shares upon the achievement of specific business objectives, measurements of individual or business unit or Company performance, or such other factors or criteria as the Administrator shall determine. The provisions of the award of Performance Shares need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

9.2   Terms and Conditions. Performance Shares awarded pursuant to this Article 9 shall be subject to the following terms and conditions:

(a)   Nontransferability. Subject to the provisions of this Plan and the related Award Agreement, Performance Shares may not be sold, assigned, transferred, pledged or otherwise encumbered during the Performance Period. At the expiration of the Performance Period, share certificates or cash of an equivalent value (as the Administrator may determine in its sole discretion) shall be delivered to the Participant, or his legal representative, in a number equal to the shares covered by the Award Agreement.

(b)   Dividends. Unless otherwise determined by the Administrator at the time of Award, amounts equal to any cash dividends declared during the Performance Period with respect to the number of shares of Common Stock covered by a Performance Share Award will not be paid to the Participant.

(c)   Termination of Employment. Subject to the provisions of the Award Agreement, this Article 9 and Section 2.25, upon Termination of Service for any reason during the Performance Period for a given Award, the Performance Shares in question will vest or be forfeited in accordance with the terms and conditions established by the Administrator at or after grant.

(d)   Accelerated Vesting. Based on service, performance and/or such other factors or criteria as the Administrator may determine and set forth in the Award Agreement, the Administrator may, at or after grant, accelerate the vesting of all or any part of any award of Performance Shares and/or waive the deferral limitations for all or any part of such Award.

ARTICLE 10
OTHER STOCK-BASED AWARDS

10.1   Other Awards. Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are payable in or otherwise based on, Common Stock (“Other Stock-Based Awards”), may be granted either alone or in addition to or in tandem with Options, SARs, or Performance Shares. Subject to the provisions of this Plan, the Administrator shall have authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such awards, and all other conditions of the Awards. The Administrator may also provide for the grant of Common Stock under such Awards upon the completion of a specified performance period. The provisions of Other Stock-Based Awards need not be the same with respect to each Participant and such Awards to individual Participants need not be the same in subsequent years.

10.2   Terms and Conditions. Other Stock-Based Awards made pursuant to this Article 10 shall be set forth in an Award Agreement and shall be subject to the following terms and conditions:

(a)   Nontransferability. Subject to the provisions of this Plan and the Award Agreement, shares of Common Stock subject to Awards made under this Article 10 may not be sold, assigned, transferred, pledged, or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(b)   Dividends. Unless otherwise determined by the Administrator at the time of Award, subject to the provisions of this Plan and the Award Agreement, the recipient of an Award under this Article 10 shall be entitled to receive, currently or on a deferred stock basis, dividends or other distributions with respect to the number of shares of Common Stock covered by the Award.

(c)   Vesting. Any Award under this Article 10 and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Administrator, in its sole discretion.

(d)   Waiver of Limitation. In the event of the Participant’s Retirement, Disability or death, or in cases of special circumstances, the Administrator may, in its sole discretion, waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of an Award under this Article 10.

(e)   Price. Common Stock issued or sold under this Article 10 may be issued or sold for no cash consideration or such consideration as the Administrator shall determine and specify in the Award Agreement.

ARTICLE 11
TERMINATION OR AMENDMENT OF THE PLAN

The Board may at any time amend, discontinue or terminate this Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any applicable regulatory requirement); provided, however, that, unless otherwise required by law, the rights of a Participant with respect to Awards granted prior to such amendment, discontinuance or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the Company’s shareholders, no amendment may be made which would (i) increase the aggregate number of shares of Common Stock that may be issued under this Plan (except by operation of Article 4 or of Section 13.1); (ii) decrease the option price of any Option to less than one hundred percent (100%) of the Fair Market Value on the date of grant for an Option; or (iii) extend the maximum option period under Section 6.4(b) of the Plan. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 13.2, no such amendment or other action by the Administrator shall impair the rights of any Participant without the Participant’s consent. Awards may not be granted under the Plan after the Termination Date, but Awards granted prior to such date shall remain in effect or become exercisable pursuant to their respective terms and the terms of this Plan.

ARTICLE 12
UNFUNDED PLAN

This Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payment not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

ARTICLE 13
ADJUSTMENT PROVISIONS

13.1   Antidilution. Subject to the provisions of this Article 13, if the outstanding shares of Common Stock are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares provided in Article 4 of the Plan, (ii) the number and kind of shares or other securities subject to the then outstanding Awards, and (iii) the price for each share or other unit of any other securities subject to the then outstanding Awards.

13.2   Change in Control. Notwithstanding Section 13.1, upon a Change in Control, all Awards then outstanding under the Plan will be fully vested and exercisable and all restrictions will immediately cease, unless provisions are made in connection with such transaction for the continuance of the Plan and the assumption of or the substitution for such Awards of new Awards covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.

13.3   Adjustments by Administrator. Any adjustments pursuant to this Article 13 will be made by the Administrator, whose determination as to what adjustments will be made and the extent thereof will be final, binding, and conclusive. No fractional interest will be issued under the Plan on account of any such adjustments. Only cash payments will be made in lieu of fractional shares.

ARTICLE 14
GENERAL PROVISIONS

14.1   Legend. The Administrator may require each person purchasing shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, any applicable Federal or state securities law, and any applicable corporate law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

14.2   No Right to Employment. Neither this Plan nor the grant of any Award hereunder shall give any Participant or other employee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall there be a limitation in any way on the right of the Company or any Subsidiary by which an employee is employed to terminate his or her employment at any time.

14.3   Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld. Unless otherwise prohibited by the Administrator, each Participant may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold from the shares otherwise issuable to the Participant a number of shares having a Fair Market Value as of the “Tax Date,” less than or equal to the amount of the withholding tax obligation; or (c) delivering to the Company unencumbered shares owned by the Participant having a Fair Market Value, as of the Tax Date, less than or equal to the amount of the withholding tax obligation. The “Tax Date” shall be the date that the amount of tax to be withheld is determined.

14.4   No Assignment of Benefits. No Award or other benefit payable under this Plan shall, except as otherwise specifically transfer, provided by law, be subject in any manner to anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, attach, sell, transfer, assign, pledge, encumber or charge, any such benefits shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

14.5   Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws and in the courts of the state of Michigan.

14.6   Application of Funds. The proceeds received by the Company from the sale of shares of Common Stock pursuant to Awards granted under this Plan will be used for general corporate purposes.

14.7   Rights as a Shareholder. Except as otherwise provided in an Award Agreement, a Participant shall have no rights as a shareholder of the Company until he or she becomes the holder of record of Common Stock.

Independent Bank Corporation
4200 East Beltline
Grand Rapids, Michigan 49525
800-355-0641

INDEPENDENT BANK

*INDEPENDENT BANK CORPORATION*
*ATTN: ROBERT SHUSTER*
*4200 EAST BELTLINE*
*GRAND RAPIDS, MI 49525*

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/IBCP2017**
You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E17517-P85178-Z69135 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**INDEPENDENT BANK CORPORATION**

**The Board of Directors recommends you vote FOR the following:**

1. Election of Directors

**Nominees:**

| | For | Against | Abstain |
|---|---|---|---|
| 1a. Stephen L. Gulis, Jr. | ☐ | ☐ | ☐ |
| 1b. Terry L. Haske | ☐ | ☐ | ☐ |
| 1c. William B. Kessel | ☐ | ☐ | ☐ |

**The Board of Directors recommends you vote FOR the following proposals:**

| | For | Against | Abstain |
|---|---|---|---|
| 2. Ratification of the appointment of Crowe Horwath, LLP as independent auditors for the fiscal year ending December 31, 2017. | ☐ | ☐ | ☐ |
| 3. Approval of an advisory (non-binding) resolution to approve the compensation paid to our Named Executives. | ☐ | ☐ | ☐ |
| 4. Approval of an amendment to our Long-Term Incentive Plan to make an additional 400,000 shares of our common stock available for issuance under the plan. | ☐ | ☐ | ☐ |

**NOTE:** Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ **Yes** ☐ **No**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

V.1.2

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E17518-P85178-Z69135

**INDEPENDENT BANK CORPORATION**
**ANNUAL MEETING OF SHAREHOLDERS**
**TO BE HELD ON APRIL 25, 2017**
**THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS**

The undersigned hereby appoints William B. Kessel and Robert N. Shuster, and each of them as proxies, each with full power of substitution, to represent and vote all the shares of common stock of Independent Bank Corporation the undersigned is entitled to vote, including all shares of record held by the undersigned on February 24, 2017, at the Annual Meeting of Shareholders to be held on Tuesday, April 25, 2017 at 3:00 p.m. Eastern Time, or any adjournment or postponement thereof, on all matters that come before, or may be incident to the conduct of, the meeting. If a proxy is properly executed and returned, shares will be voted in the manner instructed. On any matter for which instructions are not given, the proxy will be voted FOR the election of directors, FOR proposals 2, 3 and 4 and in the discretion of the proxies on any other matters that come before, or may be incident to the conduct of, the meeting or any adjournment or postponement thereof.

**Address Changes/Comments:** ______________________________

______________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

**Continued and to be signed on reverse side**

V.1.2